EXHIBIT 10.1

                                                                  EXECUTION COPY












                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                CCE HOLDINGS, LLC



                          dated as of November 5, 2004

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                CCE HOLDINGS, LLC

         This Amended and Restated Limited Liability Company Agreement of CCE Holdings, LLC, a Delaware limited liability company (the "Company"), is entered into as of this 5th day of November, 2004, by and between EFS-PA, LLC and CCE ACQUISITION, LLC.

                              W I T N E S S E T H:

         WHEREAS, the Certificate of Formation of the Company was filed with the Secretary of State of Delaware on May 14, 2004, in accordance with the Delaware Limited Liability Company Act;

         WHEREAS, the parties hereto entered into that certain Limited Liability Company Agreement on June 18, 2004 (the "Original LLC Agreement");

         WHEREAS, the parties hereto desire to amend and restate the Original LLC Agreement to provide for the manner in which the Company shall be governed and operated subsequent to the date hereof; and

         NOW, THEREFORE, in consideration of the premises hereof, and of the mutual covenants and agreements contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, hereby amend and restate the Original Agreement and the parties hereto intending to be legally bound hereby, agree as follows:

Article I.
                                   DEFINITIONS

1.1 Defined Terms. The following terms have the meanings hereinafter indicated whenever used in this Agreement with initial capital letters:

         "AAA" shall have the meaning specified in Section 12.13.

         "Accepting   Member"  shall  have  the  meaning  specified  in  Section
5.1(c)(i).

         "Acquisition Date" shall mean the date on which the Company acquires 100% of the membership interests of CrossCountry.

         "Act" shall mean the Delaware Limited Liability Company Act, at Del. Code Ann., Title 6, Section 18-101, et seq., as amended.

         "Additional Supplemental Capital Contribution" shall mean a Capital Contribution made by an Accepting Member pursuant to Section 5.1(c)(ii) as the result of a failure by one or more other Members to make a Supplemental Capital Contribution.

         "Adjusted Capital Account" shall mean, with respect to any Member, the balance in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (a) Crediting to such Capital Account any amounts that such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-1(b)(2)(ii)(b)(3), 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and
         1.704-2(i)(5); and

                  (b) Debiting to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii) (d)(4), (5) and (6).

         The  foregoing  definition  of  Adjusted  Capital  Account  Deficit  is
intended   to   comply   with   the    provisions   of    Regulations    Section
1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Adjusted Capital Account.

         "Administrative Services Agreement" shall mean the Administrative Services Agreement substantially in the form of Exhibit C, or in such other form as shall be approved by the Executive Committee.

         "Administrative Services Provider" shall mean the Person that from time to time shall be a party to the Administrative Services Agreement with the Company.

         "Affiliate" shall mean, with respect to a Person, another Person that directly or indirectly controls, is controlled by or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities, by contract or otherwise.

         "Aggregate Percentage Interest" shall mean, with respect to each Member, its proportionate interest, expressed as a percentage, in the residual Profits, Losses and distributions of the Company to which the Members are entitled. The Aggregate Percentage Interests of the Members are set forth on Exhibit A. In the event that a Member makes a non-pro rata Capital Contribution pursuant to Section 5.1(c), the Aggregate Percentage Interest of each Member shall be adjusted to equal a fraction, the numerator of which shall be the Member's Capital Account balance as of the date of the Capital Contribution (as adjusted to take into account any non-pro rata Capital Contribution and to reflect all Profits and Losses, including Profits and Losses attributable to the revaluation of the Company's assets pursuant to paragraph (b)(i) of the definition of Asset Value), and the denominator of which shall be the sum of all Members' Capital Account balances as of the date of the Capital Contribution (as adjusted to take into account all non-pro rata Capital Contributions and to reflect all Profits and Losses, including Profits and Losses attributable to the revaluation of the Company's assets pursuant to paragraph (b)(i) of the definition of Asset Value).


         "Agreement" shall mean this Amended and Restated Limited Liability Company Agreement, including all exhibits and schedules attached hereto, as amended, modified or otherwise supplemented, from time to time.

         "Aggregate Supplemental Capital Contribution Amount" shall have the meaning specified in Section 5.1(c)(i).

         "Asset Value" shall mean, with respect to any asset of the Company (other than cash), the adjusted basis of such asset as of the relevant date for federal income tax purposes, except as follows:

                  (a) the initial Asset Value of any asset (other than cash) contributed by a Member to the Company shall be the fair market value of such asset (as determined by the Members) at the time of contribution;

                  (b)  the  Asset  Values  of  all  Company  assets   (including
         intangible assets such as goodwill) shall be adjusted to equal their respective fair market values as of the following times:

                                    (i)  the   acquisition   of  an   additional
                           interest in the Company by any new or existing Member in exchange for a Capital Contribution;

                                    (ii) the  distribution  by the  Company to a
                           Member of an amount of money or Company property as consideration for an interest in the Company; or

                                    (iii) the  liquidation of the Company within
                           the      meaning     of      Regulations      Section
                           1.704-1(b)(2)(ii)(g);

                  (c) the Asset Value of any Company asset distributed in kind to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution, as determined by the Members;

                  (d) the Asset Values of any Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided that Asset Values shall not be adjusted pursuant to Code Section 743(b) to the extent that the Members makes a corresponding adjustment under subparagraph (b)(ii); and

                  (e) if the Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Article VII.

         The foregoing definition of Asset Value is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.

         "Bankruptcy Event" shall be deemed to occur with respect to any Person if (a) such Person shall institute a voluntary case seeking liquidation or reorganization under Bankruptcy Law, or shall consent to the institution of an involuntary case thereunder against it; (b) such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable Federal or state law, or shall consent thereto; (c) such Person shall apply for, or by consent there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) such Person shall make an assignment for the benefit of its creditors; (e) such Person shall admit in writing its inability to pay its debts generally as they become due; (f) an involuntary case shall be commenced seeking liquidation or reorganization of such Person under Bankruptcy Law or any similar proceedings shall be commenced against such Person under any other applicable Federal or state law and (i) the petition commencing the involuntary case is not dismissed within 60 days of its filing, (ii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within 60 days, or (iii) an order for relief shall have been issued or entered therein; (g) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or all or a part of its property shall have been entered; or (h) any other similar relief shall be granted against such Person under any applicable Federal or state law.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Business Day" shall mean any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in the States of New York or Connecticut or the Commonwealth of Pennsylvania.

         "Capital Account" shall mean, with respect to any Member (and without duplication), the Capital Account maintained for such Member in accordance with the following provisions:

                  (a) From time to time, the Capital Account of each Member shall be increased by (i) the amount of any cash contributed by the Member to the Company, (ii) the Asset Value (as determined by the Members) of any property contributed by the Member to the Company (net of liabilities that the Company is deemed to have assumed or taken subject to, under and pursuant to Section 752 of the Code), and (iii) allocations to the Member of Profit (or items thereof) and other income and gain pursuant to Section 7.1, including income and gain exempt from tax, and income and gain described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding items of income and gain described in Regulations Section 1.704-1(b)(4)(i).

                  (b) The Capital  Account of each Member  shall be decreased by
         (i) the amount of any cash distributed to such Member, (ii) the Asset Value (as determined by the Members) of any property distributed to such Member (net of any liabilities that such Member is deemed to have assumed or taken subject to, under and pursuant to Section 752 of the
         Code),  (iii)  allocations to the Member of  expenditures  described in
         Section 705(a)(2)(B) of the Code, and (iv) allocations to the Member of Loss (or items thereof) and other loss and deductions pursuant to
         Section 7.1,  including  loss and  deduction  described in  Regulations
         Section  1.704-1(b)(2)(iv)(g),  but excluding items described in clause
         (iii) above,  tax items of loss and deduction  described in Regulations
         Section 1.704-1(b)(4)(i), and items of deduction described in Regulations Section 1.704-1(b)(4)(iii).

                  (c) A single Capital Account shall be maintained for each Member, which Capital Account shall reflect all allocations, distributions, or other adjustments required by this definition with respect to the Membership Interest owned by such Member.

                  (d) Upon any transfer of all or part of a Membership Interest as permitted by this Agreement, the Capital Account (or portion thereof) of the transferor that is attributable to the transferred interest (or portion thereof) shall carry over to the transferee as prescribed by Regulations Section 1.704-1(b)(2)(iv)(l).

                  (e)   Notwithstanding   anything  to  the   contrary  in  this
         definition, it is the intention of the Members that the Capital Accounts of the Members be maintained strictly in accordance with the capital account maintenance requirements of Regulations Section 1.704-1(b)(2)(iv), and that such Capital Accounts be adjusted to the extent required by the provisions of such Regulations or any successor provisions thereto.

         "Capital Contribution" shall mean the total amount of money and the net fair market value of property (as determined by the Executive Committee) contributed by each Member to the Company pursuant to this Agreement.

         "Cash Flow" shall mean, with respect to any period, all cash received by the Company (other than from the liquidation of any assets pursuant to Article XI) plus all cash withdrawn from reserves (as determined to be appropriate by the Executive Committee or the Managing Member), less (a) all operating expenses of the Company (including capital expenditures and amounts payable under the Administrative Services Agreement), (b) any amounts withheld by the Company in accordance with Section 6.2, (c) additions to reserves made during such period (as determined to be appropriate by the Executive Committee or the Managing Member) and (d) all payments of interest and scheduled principal in respect of Indebtedness of the Company.

         "CCE" shall mean CCE Acquisition, LLC and any of its Affiliates that are Members.

         "Certificate" shall mean the Certificate of Formation of the Company.

         "Citrus Corp." shall mean Citrus Corp., a Delaware corporation.

         "Class A 25% Call Option" shall have the meaning specified in Section 8.5(a)(i).

         "Class A 25% Call Option  Notice"  shall have the meaning  specified in
Section 8.5(a)(ii).

         "Class A 25% Call Option Pool" shall mean as of any 25% Call Option Exercise Date the aggregate Class A Membership Interests then held by CCE and by all Original Class A Transferees (other than EFS and its Affiliates) not in excess of 25% of the amount of Class A Membership Interests held by CCE and all Original Class A Transferees as of the Equity Closing.

         "Class A 25% Call Option Purchase Price" shall mean as of any 25% Call Option Exercise Date the greater of (a) such amount then required to be paid to CCE and any Original Class A Transferee in respect of the sale of their respective Class A Membership Interests upon exercise of the Class A 25% Call Option to achieve the Class A IRR, including any distributions previously made pursuant to Section 6.1(a) (assuming that any Original Class A Transferee held the Class A Membership Interests from the Equity Closing) as of such 25% Call Option Exercise Date and (b) the then Fair Value Price.

         "Class A 100% Call Option" shall have the meaning specified in Section 8.5(b)(i).

         "Class A 100% Call Option  Notice" shall have the meaning  specified in
Section 8.5(b)(ii).

         "Class A 100% Call Option Purchase Price" shall mean as of the applicable Class A Transfer Anniversary the greater of (a) such amount then required to be paid to any Subsequent Class A Transferee in respect of the sale of its Class A Membership Interests upon exercise of the applicable Class A 100% Call Option to achieve the Class A IRR, including any distributions previously made pursuant to Section 6.1(a) (calculated from the date that such Subsequent Class A Transferee acquired the Class A Membership Interests) and (b) the Fair Value Price.

         "Class A Executive Committee Member" shall have the meaning specified in Section 4.1(c).

         "Class A IRR" shall mean, with respect to any Class A Membership Interest, the sum of (a) all Capital Contributions made with respect thereto and
(b) an amount, calculated on a pre-tax basis, for any specified period, equal to a return on such Capital Contributions of 11% per annum, compounded annually from the date such Capital Contributions were first made.

         "Class A Member" shall mean each Person listed on Exhibit A hereto and indicated as such, its respective permitted successors and assigns, and any other Person that is hereafter admitted as a Class A Member pursuant to Article VIII.

         "Class A Membership Interest" shall mean a Class A Member's entire interest in the Company including such Class A Member's right to share in the Profits and Losses and distributions of the Company, and the Class A Member's right to vote or consent to, or otherwise participate in, any decision or action of or by the Class A Members granted pursuant to this Agreement or the Act.

         "Class A Percentage Interest" shall mean a Class A Member's proportionate interest, expressed as a percentage, in the residual Profits, Losses, and distributions of the Company to which the Class A Members are entitled. The Class A Percentage Interests of the Class A Members are set forth on Exhibit A. In the event the Aggregate Percentage Interests are adjusted as a result of a non-pro rata Capital Contribution pursuant to Section 5.1(c), the Class A Percentage Interests shall be adjusted in the same manner as set forth in the last sentence of the definition of Aggregate Percentage Interest, but taking into account only the Capital Account balance attributable to each Member's Class A Membership Interest.

         "Class A Transfer  Anniversary"  shall have the  meaning  specified  in
Section 8.5(b).

         "Class B 25% Call Option" shall have the meaning specified in Section 8.6(a)(i).

         "Class B 25% Call Option  Notice"  shall have the meaning  specified in
Section 8.6(a)(ii).

         "Class B 25% Call Option Pool" shall mean as of any 25% Call Option Exercise Date the aggregate Class B Membership Interests then held by EFS and by all Original Class B Transferees (other than CCE and its Affiliates) not in excess of 25% of the amount of Class B Membership Interests held by EFS and all Original Class B Transferees as of the Equity Closing.

         "Class B 25% Call Option Purchase Price" shall mean as of any 25% Call Option Exercise Date the greater of (a) such amount then required to be paid to EFS and any Original Class B Transferee in respect of the sale of their respective Class B Membership Interests upon exercise of the Class B 25% Call Option to achieve the Class B IRR including any distributions previously made pursuant to Section 6.1(a) (assuming that any Original Class B Transferee held the Class B Membership Interests from the Equity Closing) as of such 25% Call Option Exercise Date and (b) the then Fair Value Price.

         "Class B 100% Call Option" shall have the meaning specified in Section 8.6(b)(i).

         "Class B 100% Call Option  Notice" shall have the meaning  specified in
Section 8.6(b)(ii).

         "Class B 100% Call Option Purchase Price" shall mean as of the applicable Class B Transfer Anniversary the greater of (a) such amount then required to be paid to any Subsequent Class B Transferee in respect of the sale of its Class B Membership Interests upon exercise of the applicable Class B 100% Call Option to achieve the Class B IRR including any distributions previously made pursuant to Section 6.1(a) (calculated from the date that such Subsequent Class B Transferee acquired its Class B Membership Interests) in respect of the sale of the Class B Membership Interests held thereby upon exercise of the Class B 100% Call Option and (b) the Fair Value Price.

         "Class B Executive Committee Member" shall have the meaning specified in Section 4.1(c).

         "Class B IRR" shall mean, with respect to any Class B Membership Interest, the sum of (a) all aggregate Capital Contributions made with respect thereto and (b) an amount, calculated on a pre-tax basis, for any specified period, equal to a return on such Capital Contributions of 11% per annum, compounded annually from the date on which such Capital Contributions were first made.

         "Class B Member" shall mean each Person listed on Exhibit A hereto and indicated as such, its respective permitted successors and assigns, and any other Person that is hereafter admitted as a Class B Member pursuant to Article VIII.

         "Class B Membership Interest" shall mean a Class B Member's entire interest in the Company including such Class B Member's right to share in the Profits and Losses and distributions of the Company, and the Class B Member's right to vote or consent to, or otherwise participate in, any decision or action of or by the Class B Members granted pursuant to this Agreement or the Act.

         "Class B Percentage Interest" shall mean a Class B Member's proportionate interest, expressed as a percentage, in the residual Profits, Losses, and distributions of the Company to which the Class B Members are entitled. The Class B Percentage Interests of the Class B Members are set forth on Exhibit A. In the event the Aggregate Percentage Interests are adjusted as a result of a non-pro rata Capital Contribution pursuant to Section 5.1(c), the Class B Percentage Interests shall be adjusted in the same manner as set forth in the last sentence of the definition of Aggregate Percentage Interest, but taking into account only the Capital Account balance attributable to each Member's Class B Membership Interest.

         "Class B Transfer  Anniversary"  shall have the  meaning  specified  in
Section 8.6(b).

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statutory provisions.

         "Company" shall mean CCE Holdings, LLC, a Delaware limited liability company.

         "Company Minimum Gain" shall mean the amount determined in accordance with Regulations Section 1.704-2(d) by (a) computing with respect to each Nonrecourse Liability of the Company the amount of income or gain, if any, that would be realized by the Company if it disposed of the property securing such Nonrecourse Liability in full satisfaction thereof, and (b) aggregating all separate amounts so computed.

         "Company Subsidiaries" shall mean CrossCountry, CrossCountry Citrus Corp., CrossCountry Energy Services, LLC, Transwestern Holding Company, Inc., Northern Plains Natural Gas Company and NBP Services Corporation, or such limited liability company into which any of the foregoing shall have been converted (including by way of merger); provided, however, that none of the foregoing shall be considered a "Company Subsidiary" at such time as the Company shall have disposed of its ownership interests therein.

         "Contribution Offer Expiration Date" shall have the meaning specified in Section 5.1(c)(i).

         "Contribution Offer Notice" shall have the meaning specified in Section 5.1(c)(i).

         "Corporate Conversion" means a transaction, or a series of related transactions, whether by way of merger, sale of assets, liquidation or otherwise, pursuant to which the Company or its business is reorganized as a corporation (other than a corporation electing to be treated as Subchapter S corporation under the Code).

         "CrossCountry" shall mean CrossCountry Energy, LLC, a Delaware limited liability company.

         "Credit Facilities" shall mean such loan agreements and instruments to which the Company or any Company Subsidiary shall be a party from time to time.

         "Demand Registration" shall have the meaning specified in Section 9.1.

         "Depreciation" shall mean, for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, the depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization or other cost recovery deduction for each Fiscal Year shall be determined under a method selected by the Members.

         "Drag-Along Notice" shall have the meaning specified in Section 8.7(d).

         "Drag-Along Rights" shall have the meaning specified in Section 8.7(d).

         "EBITDA" shall mean for any period the consolidated net income of the Company determined in accordance with GAAP plus (a) its reported interest expense, plus (b) its reported income tax expense, plus (c) the amount it reported as depreciation of assets, plus (d) the amount it reported as the amortization of intangibles, plus (e) 50% of Citrus Corp.'s reported interest expense, plus (f) 50% of the amount Citrus Corp. reported as income tax expense, plus (g) 50% of the amount Citrus Corp. reported as depreciation of assets, plus
(g) 50% of the amount Citrus Corp. reported as the amortization of intangibles, in each case as determined in accordance with GAAP.

         "EFS" shall mean EFS-PA, LLC and any of its Affiliates that are Members.

         "Eligible Transferee" shall mean such Person that (a) (i) (A) at the time of the proposed Transfer is not the owner (other than as permitted in clause (ii)) or operator of a natural gas pipeline which directly competes with any of the pipeline assets owned indirectly by the Company, and (B) has a net worth of not less than $100,000,000, or (ii) is primarily involved in making passive investments and not otherwise engaged as an owner (except through such passive investments) or operator of a natural gas pipeline, and (b) is not a Prohibited Transferee.

         "Equity Closing" shall mean the funding of the Capital Contributions to the Company by the Members in the amounts set forth on Exhibit A.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated there under.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Executive  Committee"  shall  have the  meaning  specified  in Section
4.1(a).

         "Executive  Committee  Members"  shall have the  meaning  specified  in
Section 4.1(a).

         "Fair Value" shall mean as of any date, an amount equal to the positive difference, if any, between (i) the quotient obtained by dividing the average EBITDA for the immediately preceding eight full fiscal quarters by two, multiplied by 8.9; provided, however, that if at the time reference is made to the Fair Value Price, the Company's interest in Northern Plains Natural Gas company has not been sold for at least $175,000,000, then the parties to the transaction with respect to which reference is made to the Fair Value Price will negotiate in good faith with a view to determining the appropriate multiple of EBITDA to apply to such transaction, less (ii) the consolidated funded debt of the Company and the Company Subsidiaries, less (iii) 50% of the funded debt of Citrus Corp.

         "Fair Value Price" shall mean with respect to any Membership Interest to be Transferred, the product obtained by multiplying the Aggregate Percentage Interest represented by such Membership Interest by the then Fair Value.

         "Fiscal Year" shall mean the taxable year of the Company, which initially shall be the calendar year.

         "GAAP"  shall  mean  United  States   generally   accepted   accounting
principles consistently applied.

         "Governmental Authority" shall mean any court, tribunal, agency, commission, official or other instrumentality of the United States or any state or political subdivision thereof.

         "Indebtedness" shall mean, with respect to any Person, (A) all obligations for borrowed money of the such Person, (B) all obligations for the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered, (C) the capitalized amount (determined in accordance with GAAP) of all obligations such Person is required to pay or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, (D) all obligations for borrowed money secured by any lien upon or in any property owed by such Person whether or not such Person has assumed or become liable for the payment of such obligations for borrowed money and (E) all obligations of the type described in any of clauses (A) through (D) above which are guaranteed, directly or indirectly, or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse by such Person.

         "Liquidating Trustee" shall have the meaning specified in the Act.

         "Managing Member" shall mean the Member designated pursuant to Section 4.3.

         "Material Regulatory Filing" shall mean any filing with any Governmental Authority which, if determined adversely to the Company, would have a material adverse effect on the business, assets or financial condition of the Company

         "Member Nonrecourse Debt" shall mean debt of the Company determined in accordance with the principles of Regulations Section 1.704-2(b)(4).

         "Member Nonrecourse Deductions" shall mean any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Regulations Section 1.704-2(i)(2), are attributable to a Member Nonrecourse Debt.

         "Members" shall mean each of the Persons set forth on Exhibit A and any other Person that hereafter is admitted as a Member pursuant to Article VIII.

         "Membership Interest" and "Membership Interests" shall mean, individually the Class A Membership Interest or the Class B Membership Interest and, collectively, the Class A Membership Interests and the Class B Membership Interests, as the context requires.

         "Minimum Gain Attributable to Member Nonrecourse Debt" shall mean that amount determined in accordance with the principles of Regulations Sections 1.704-2(i)(3), (4) and (5).

         "Non-Accepting Member" shall have the meaning specified in Section 5.1(c)(ii).

         "Nonrecourse   Deductions"   shall  mean  that  amount   determined  in
accordance with Regulations Section 1.704-2(b)(1).

         "Nonrecourse Liability" shall mean any liability of the Company treated as a nonrecourse liability under Regulations Section 1.704-2(b)(3).

         "Original Class A Transferee" shall mean each Person that acquires a Class A Membership Interest directly from CCE at any time on or before the Transfer Restriction Date, and any direct or indirect Transferee of such Class A Membership Interest.

         "Original Class B Transferee" shall mean each Person that acquires a Class B Membership Interest directly from EFS at any time on or before the Transfer Restriction Date, and any direct or indirect Transferee of such Class B Membership Interest.

         "Original LLC Agreement" shall mean that certain Limited Liability Company Agreement, dated as of June 18, 2004, between EFS-PA, LLC and CCE Acquisition, LLC.

         "Person" shall mean any individual, partnership, limited liability company, corporation, trust or other entity.

         "Profits" and "Losses" shall mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss;

                  (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

                  (c) In the event the Asset Value of any Company asset is adjusted pursuant to clause (b) or clause (c) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

                  (d) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Asset Value;

                  (e) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

                  (f) To the extent an adjustment to any adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section
         743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Membership Interest in the Company, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the assets) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses; and

                  (g) Any  items  which  are  specially  allocated  pursuant  to
         Section 7.1(c) shall not be taken into account in computing Profits and Losses.

         "Prohibited Transferee" shall mean those Persons set forth on Exhibit B and any Affiliate thereof, which Exhibit B may be modified from time to time by the Members holding not less than a majority of the Class A Membership Interests by 180 days' prior written notice to the Company and the Class B Members; provided, that in no event shall Exhibit B at any time set forth be more than three Persons.

         "Public Offering" means any primary or secondary public offering of any securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

         "Put Option" shall have the meaning specified in Section 8.7(a).

         "Put Option Exercise Date" shall have the meaning specified in Section 8.7(a).

         "Put Option Notice" shall have the meaning specified in Section 8.7(a).

         "Put Option  Postponement  Notice" shall have the meaning  specified in
Section 8.7(d).

         "Put Option  Postponement  Period" shall have the meaning  specified in
Section 8.7(d).

         "Put Option Purchase Price" shall mean the Fair Value Price.

         "Put Option Transfer" shall mean the Transfer resulting from the exercise by the Class B Members of the Put Option.

         "Rate Filing" shall mean any application, notice or other submission filed with or otherwise delivered to any Governmental Authority relating to the establishment of, or modification or supplement to, the rates, tariffs or charges for services or commodities provided by any Company Subsidiary; provided, however, that "Rate Filing" shall not include any of the foregoing unless the intended or expected effect thereof is (i) to increase the revenues of the applicable Company Subsidiary by more than 10% per annum, (ii) to increase or decrease the rates chargeable for transportation of natural gas through the applicable Company Subsidiary's pipeline facilities by more than 10%, (iii) the offering by the applicable Company Subsidiary of a new service or
(iv) the expansion or addition of capacity of, or the increase in the pressure of, the applicable Company Subsidiary's pipeline facilities.

         "Registrable Securities" shall mean (a) the Class B Membership Interests or capital stock into which such Class B Membership Interests may hereafter be changed by way of a dividend or in connection with a combination or subdivision of the Class B Membership Interests, or a reclassification, merger, consolidation or other reorganization of the Company and (b) any securities issued or issuable by the Company with respect to the Class B Membership Interests referred to in the foregoing clause (a) in connection with a Corporate Conversion; provided, however, that as to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act,
(iii) in the opinion of legal counsel for the holder of such securities that would otherwise be Registrable Securities, the holder of such securities shall have become eligible to distribute all such securities held thereby to the public pursuant to Rule 144 under the Securities Act during any three-month period without regard to the volume limitations and manner of sale requirements of Rule 144, (iv) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (v) they shall have ceased to be outstanding.

         "Registration Expenses" means any and all expenses incident to the Company's performance of or compliance with Article IX hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, listing fees, fees and disbursements of legal counsel for the Company, fees and disbursements of legal counsel for the holders of Registrable Securities, Blue Sky fees and expenses (including the reasonable fees and disbursements of underwriters' counsel in connection with Blue Sky qualifications and filings), fees and expenses of the transfer agent and registrar for the Registrable Securities, and the fees and expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of the securities in all cases.

         "Regulatory Allocations" shall have the meaning set forth in Section 7.1(c)(vii).

         "Regulations"  shall mean any and all temporary  and final  regulations
promulgated   under  the  Code,   as  amended  from  time  to  time   (including
corresponding provisions of succeeding regulations).

         "Rules" shall have the meaning set forth in Section 12.13.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "SUG" shall mean Southern Union Company, a Delaware corporation.

         "SUG Average Trading Price" shall mean the average of the daily market prices of the SUG Common Stock during the SUG Trading Calculation Period. The market price for each such day shall be the last sale price on such day as reported on the New York Stock Exchange Consolidated Tape, or, if the SUG Common Stock is not listed on the New York Stock Exchange, Inc. or reported on such Consolidated Tape, then the last sale price on such day on the principal domestic stock exchange on which the SUG Common Stock is then listed or admitted to trading, or, if no sale takes place on such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange, or, if the SUG Common Stock is not then listed or admitted to trading on any domestic stock exchange but is quoted in the Nasdaq Stock Markets
National  Market  ("NMS/NASDAQ")  of  the  National  Association  of  Securities
Dealers, Inc. Automated Quotation System ("NASDAQ"), then the SUG Average Trading Price for each such trading day shall be the last sale price on such day as quoted by NMS/NASDAQ, or, if no sale takes place on such day or if the SUG Common Stock is neither listed or admitted to trading on any domestic stock exchange nor quoted on such NMS/NASDAQ, then the SUG Average Trading Price for each such trading day shall be the average of the reported closing bid and asked price quotations on such day in the over-the-counter market, as reported by NASDAQ, or, if not so reported, as furnished by the National Quotation Bureau, Inc., or if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by the Company, or if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company with the written approval of the Members holding not less than a majority of the Class B Membership Interests.

         "SUG Common Stock" shall mean the common stock of SUG or any successor thereto that is the subject of a then effective registration statement that has been filed with the Securities and Exchange Commission under the Securities Act.

         "SUG Trading Calculation Period" shall mean the 30 consecutive trading days preceding the date on which CCE receives the Put Option Notice, on which the SUG Common Stock traded on the New York Stock Exchange, Inc. or another principal domestic stock exchange or on which the daily market prices for the SUG Common Stock were reported as provided in the second sentence of the definition of "SUG Average Trading Price."

         "Subsequent Class A Transferee" shall mean each Person that acquires a Class A Membership Interest directly from CCE subsequent to the Transfer Restriction Date and any direct or indirect Transferee of such Class A Membership Interest.

         "Subsequent Class B Transferee" shall mean each Person that acquires a Class B Membership Interest directly from EFS subsequent to the Transfer Restriction Date and any direct or indirect Transferee of such Class B Membership Interest.

         "Supplemental Capital Contribution" shall mean in respect of any Member, an additional Capital Contribution to be made at the option of such Member as provided in Section 5.1(c).

         "Supplemental  Contribution  Date" shall have the meaning  specified in
Section 5.1(c)(i).

         "Supplemental Contribution Participation Amount" means, in the case of any Member in respect of a Supplemental Capital Contribution, an amount equal to such Member's Aggregate Percentage Interest of the applicable Aggregate Supplemental Capital Contribution Amount.

         "Supplemental Proportionate Share" means, in the case of any Accepting Member in respect of an Additional Supplemental Capital Contribution to be made on any Supplemental Contribution Date, a fraction, the denominator of which shall be the sum of all Supplemental Capital Contributions which all Accepting Members have elected to make on such Supplemental Contribution Date pursuant to
Section 5.1(c)(i), and the numerator of which shall be the Supplemental Capital Contribution which such Accepting Member has elected to make on such Supplemental Contribution Date pursuant to Section 5.1(c)(i), or such other percentage as the Accepting Members may otherwise agree.

         "Tax Matters Member" shall mean the Member designated to serve as such pursuant to Section 7.5.

         "Third Party Purchaser" shall mean any Person other than a Member or an Affiliate of a Member that has expressed an interest to purchase all of the Class A Membership Interests and the Class B Membership Interests.

         "Third  Party  Purchaser  Notice"  shall have the meaning  specified in
Section 8.8(b).

         "Transfer" shall mean any, direct or indirect, sale, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law (including through the state law conversion of the legal status of a Member), of a Membership Interest or any portion thereof including as a result of a sale or transfer of the equity interests in a Member or its direct or indirect parent, but the term "Transfer" shall not include any sale or transfer of equity interests in General Electric Capital Corporation or SUG. The term "Transferred" shall have a correlative meaning.

         "Transfer Restriction Date" shall mean the date that is the 18 month anniversary of the Equity Closing.

         "Transferee" shall mean any Person that receives a Membership Interest as the result of a Transfer from a Transferring Member.

         "Transferring Member" shall have the meaning specified in Section 8.4.

         "25% Call Option Exercise Date" shall mean each of the fifth, sixth, seventh and eighth anniversaries of the Equity Closing.

         "Unavailable Class A Membership Interests" shall mean as of any date any Class A Membership Interests that were previously included in any Class A 25% Call Option Pool but were not purchased by EFS upon the exercise of the applicable Class A 25% Call Option.

         "Unavailable Class B Membership Interests" shall mean as of any date any Class B Membership Interests that were previously included in any Class B 25% Call Option Pool but were not purchased by CCE upon the exercise of the applicable Class B Call Option.

         "Underwritten   Offering"  means  any  Public  Offering  of  securities
distributed by means of a firm commitment underwriting.

1.2 Interpretative Matters. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b) the singular shall include the plural and the plural shall include the singular wherever appropriate;

(c) words importing any gender shall include other genders;

(d) the words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation";

(e) the words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f) references to "Sections", "Articles", "Exhibits" and "Appendices" shall be to Sections, Articles, Exhibits and Appendices of or to this Agreement;

(g) references to any Person include the successors and permitted assigns of such Person;

(h) the use of the words "or," "either" and "any" shall not be exclusive;

(i) wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict;

(j) references to any agreement or contract, unless otherwise stated, are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

Article II.
                             ORGANIZATIONAL MATTERS

2.1 Formation. The Company has been formed and exists for the limited purposes described herein and shall be governed by and operated in accordance with the Act. The Members shall execute and the Managing Member shall make, or cause to be made, all filings required by the Act or other applicable law with respect to the formation and operation of the Company.

2.2 Name. The name of the Company is CCE Holdings, LLC.

2.3 Principal Place of Business. The principal place of business of the Company shall be located at One PEI Center, Wilkes-Barre, PA 18711. The Members may change the principal place of business of the Company at any time and from time to time.

2.4 Registered Office and Agent. The registered office of the Company shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the registered agent for the Company at such office shall be The Corporation Trust Company. The Executive Committee may change the registered office of the Company or the registered agent for the Company at any time, and from time to time.

2.5 Term. The term of the Company shall commence upon the filing of the Certificate and shall continue until dissolved in accordance with Article XI or the Act.

Article III.
                             BUSINESS OF THE COMPANY

3.1 Purpose. The business of the Company shall be to, directly and indirectly, own and manage ownership interests in the Company Subsidiaries, and their respective assets, and to engage in any business necessary or incidental thereto.

Article IV.
                              MANAGEMENT OF COMPANY

4.1 Executive Committee.

(a) Establishment. There is hereby established a committee of Member representatives (the "Executive Committee") comprised of natural Persons (the "Executive Committee Members") having the authority and duties set forth in this Agreement. Any decisions to be made by the Executive Committee shall require the unanimous approval of the Executive Committee Members; provided, however, that in the case of any action or decision by the Executive Committee relating to (i) the commencement of any legal or arbitration proceedings against a Member or an Affiliate thereof, (ii) entering into any transaction with a Member or any of its Affiliates of the type referred to in
                  Section 4.2(g) or (iii) the enforcement or waiver of any rights of the Company under any material agreement with a Member or any of its Affiliates, the Executive Committee Members appointed by the Class of Membership Interests held by such Member (and respecting which such Member is entitled to exercise voting rights as provided in Section 4.2(a)(ii) &
                  (iii)) shall not participate in any decisions by the Executive Committee in respect of such matters and such Executive Committee Members shall be disregard for purposes of this
                  Section 4.1(a) and Section 4.2(d)(iv) to the extent of any Executive Committee meetings or decisions relating to any such matters. Absent authority granted by the Executive Committee, no Member or Executive Committee Member shall have the power to act for or on behalf of, or to bind, the Company. At each meeting of the Executive Committee, the Executive Committee shall designate a person to preside over such meeting.

(b) Powers. The business and affairs of the Company shall be managed by or under the direction of the Executive Committee, except as otherwise expressly provided in this Agreement. The Executive Committee shall have the power on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company contemplated by Section 3.1 and to perform all acts that the Executive Committee may deem necessary or advisable in connection therewith.

(c) Composition of the Executive Committee and Appointment of Executive Committee Members. The Executive Committee shall consist of four members, two of whom shall be appointed by the Class A Members (the "Class A Executive Committee Members"), and two of whom shall be appointed by the Class B Members (the "Class B Executive Committee Members"). In addition, the Class A Members and the Class B Members may appoint one or more alternates for the Class A Executive Committee Members and the Class B Executive Committee Members, respectively, and each such alternate shall have all of the powers of a Executive Committee Member in such Executive Committee Member's absence or inability to serve. The Class A Members shall have the power to remove any Class A Executive Committee Member, and the Class B Members shall have the power to remove any Class B Executive Committee Member. Any vacancy on the Executive Committee shall be filled by the Class A Members if the vacancy shall be in respect of a Class A Executive Committee Member, or by the Class B Members if the vacancy shall be in respect of a Class B Executive Committee Member. The Class A Members shall notify the Class B Members, and the Class B Members shall notify the Class A Members, of their respective appointments or removals of Executive Committee Members as provided in this Section 4.1(c). In addition to the Executive Committee Members, the Class A Members and the Class B Members shall each be entitled to appoint one individual who shall be entitled to attend each meeting of the Executive Committee and receive all notices and other information provided to the Executive Committee Members, but no such observer shall be entitled to any other rights or privileges granted to the Executive Committee Members hereunder or pursuant hereto. The Class A Members and the Class B Members shall be entitled to remove and replace their respective Executive Committee observers from time to time. The Class A Members shall notify the Class B Members, and the Class B Members shall notify the Class A Members, of their respective appointments or removals of their Executive Committee observers as provided in this
                  Section 4.1(c).

(d) Meetings of the Executive Committee. Regular meetings of the Executive Committee shall be held at least four times in each Fiscal Year and may be held at such place, within or without the State of Delaware, as shall from time to time be determined by unanimous consent of the Executive Committee. Special meetings of the Executive Committee may be called by or at the request of any Executive Committee Member. Notice of each such meeting shall be mailed to each Executive Committee Member, addressed to such Executive Committee Member at his or her residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to such Executive Committee Member at such place by personal delivery, telephone, electronic mail or telecopier, not later than five days (or, in the case of meetings held by telephone, one day) before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof.

               (i) Any Executive Committee Member who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such Executive Committee Member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the
                    Managing Member of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to any Executive Committee Member who voted in favor of such action.

               (ii) Executive  Committee  Members may  participate in and act at any meeting of the Executive Committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 4.1(d) shall constitute presence in person at the meeting.

               (iii)Unless  otherwise  restricted by this  Agreement or the Act, any action required or permitted to be taken at any meeting of the Executive Committee may be taken without a meeting if all the Executive Committee Members consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Executive Committee.

               (iv) At each meeting of the Executive Committee,  the presence of at least one Class A Executive Committee Member and each Class B Executive Committee Member shall constitute a quorum and be required for the transaction of business, subject to the provisions of Section 4.1(a) in respect of decisions to be made by the Executive Committee.

(e) Compensation of Executive Committee Members. Executive Committee Members shall not receive any compensation from the Company for their services but may be reimbursed for any expenses related to attendance at each meeting of the Executive Committee.

4.2 Actions Requiring Executive Committee Approval. The following actions by the Company shall require the approval of the Executive Committee:

(a) commencing, or any other material action with respect to, a Bankruptcy Event of the Company or of any Company Subsidiaries;

(b) transferring any assets of the Company to satisfy any liabilities of any of the Members or their respective Affiliates (or any trade or business, whether or not incorporated, that is treated as a single employer together with such Member or its Affiliates (under section 414 of the Code or section 4001(b) of ERISA)) arising from ERISA;

(c) selling, exchanging, licensing as licensor, leasing as lessor, or disposing of any assets of the Company or any Company Subsidiaries in excess of $30 million;

(d) engaging in, or acquiring any material assets related to, any business other than the business historically conducted by CrossCountry with a value in excess of $30 million, other than assets sold or exchanged in the ordinary course;

(e) redeeming any ownership interest in the Company;

(f) making any non-pro rata distribution of cash, income, assets or rights to any Member, except to the extent permitted under this Agreement;

(g) entering into any material transactions (including purchases, sales or leases of assets) by the Company or any Company Subsidiaries with or for the benefit of a Member or an Affiliate thereof;

(h) incurring or assuming any Indebtedness by the Company or any Company Subsidiary in excess of $50 million in the aggregate, excluding the Indebtedness incurred in connection with the acquisition of the Company Subsidiaries by the Company;

(i) any repayment (other than (i) repayments in accordance with scheduled maturity or which are otherwise mandatory pursuant to the terms of any document to which the Company or a Company Subsidiary is a party and (ii) paydowns on any revolving credit facility), voluntary prepayment or redemption of, or any refinancing or other modification of the terms of, any indebtedness pertaining to the Company or a Company Subsidiary;

(j) initiating any material legal proceedings or arbitration on behalf of the Company or a Company Subsidiary, or agreeing to the settlement of any claim by or against the Company or a Company Subsidiary with respect to claims in excess of $3 million, or which include requests for any material injunction, specific performance or other equitable relief;

(k) entering into any confession of a material judgment against the Company or a Company Subsidiary;

(l) adopting each annual budget for the Company and each Company Subsidiary, and any amendment or other modification to any such budget; provided, that if the Executive Committee is unable to agree on the annual budget for any year for the Company or any Company Subsidiary, the Company or such Company Subsidiary, as the case may be, shall adopt an annual budget equal to the annual budget in effect in the immediately preceding year, subject to the discretion of the Managing Member to increase one or more line items by not more than 5% (and subject to the limitation that the budgeted EBITDA for the new year shall not be less than 90% of the budgeted EBITDA for the preceding year);

(m) making any Rate Filing or any Material Regulatory Filing with any Governmental Authority;

(n) implementing any material change in accounting policies or practices in respect of the Company or any Company Subsidiary, or terminating the engagement of the Company's principal independent auditors;

(o) engaging any commercial or investment banks, independent accountants or legal counsel to provide services to the Company or any Company Subsidiary unless such engagement would not reasonably be expected to result in the payment thereto of fees in excess of $250,000 in any Fiscal Year; and

(p) the entry into any new line of business or the formation of any Company Subsidiary

In addition to the foregoing, the Executive Committee shall review and approve the insurance program (including coverages and providers) maintained by the Company and the Company Subsidiaries no less frequently than once each year, and at such other times as the Managing Member may request.

4.3 Management of the Company.

(a) Managing Member. Day-to-day management of the Company in accordance with the polices established, and direction given, by the Executive Committee from time to time, and subject to the limitations provided elsewhere in this Agreement, shall be the responsibility of a managing Member (the "Managing Member"). Without limiting the generality of the preceding sentence, a reasonable period of time prior to the making of any Rate Filing, the Managing Member shall provide each Executive Committee Member with a full and detailed analysis of such Rate Filing and shall also respond promptly to any questions or requests for additional information that any Executive Committee Member may have. In addition, the Managing Member shall provide to any Executive Committee Member such additional information as such Executive Committee Member may reasonably request from time to time to the extent that (i) such requested information relates to the operation of the Company or any Company Subsidiary and (ii) the Managing Member has such information or can acquire it without unreasonable effort. Subject to the next following sentence, the Managing Member shall be CCE. If at any time (x) CCE and its Affiliates shall cease to hold at least 80% of the Class A Membership Interests, or (y) CCE or any of its Affiliates that is a Member shall breach in any material respect any of its obligations under this Agreement, Members holding not less than a majority of the Class B Membership Interests (taking into the account the provisions of Section 4.4(a)(iii)) shall have the right (but not the obligation) to designate a replacement Managing Member by written notice to CCE, which replacement shall be effective immediately or at such other time as shall be specified in such written notice to CCE. In the case of any such replacement, CCE shall cooperate fully in the transition to such new Managing Member.

(b) Administrative Services Agreement. No later than the Equity Closing, the Company shall enter into the Administrative Services Agreement with the
Administrative Services Provider. Subject to the next following sentence, the Administrative Services Provider shall be an Affiliate of CCE that is designated by CCE and is qualified to perform the duties required of it under the Administrative Services Agreement. Members holding not less than a majority of the Class B Membership Interests shall have the right (but not the obligation) to designate a replacement Administrative Services Provider (that may be an Affiliate of EFS) by written notice to CCE and the then current Administrative Services Provider, which replacement shall be effective immediately or at such other time as shall be specified in such written notice to CCE and the Administrative Services Provider, (i) upon the Administrative Service Provider's material breach of its obligations under the Administrative Services Agreement, and the Administrative Service Provider's failure to cure such breach within 60 days following the Administrative Service Provider's receipt of written notice from the Company setting forth in reasonable detail the relevant conduct or failure, (ii) upon any of the representations and warranties of the Administrative Service Provider contained in the Administrative Services Agreement proving to be materially false, incomplete or misleading, and not reasonably subject to cure in a manner that will result in no material harm to the Company, (iii) upon the Administrative Service Provider committing a material violation of any law applicable to Company or any Company Subsidiary,
(iv) if SUG, or its Affiliates, cease to own beneficially at least 80% of the Class A Membership Interests, (v) in the event that no dividends have been declared and paid by each of the Company and Transwestern Holding Company, Inc. (or its successor limited liability company) for a period of eight consecutive fiscal quarters, unless the Executive Committee has unanimously agreed that no such dividends will be paid or (vi) in the event of a failure by the Company or any Company Subsidiary to pay principal or interest as and when due under any credit facility (subject to applicable grace periods). It is expressly understood and agreed that the foregoing provisions shall be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company or any other Member (other than CCE or any of its Affiliates) upon any breach of the Administrative Services Agreement by the Administrative Services Provider, CCE or any of its Affiliates. In the case of any such replacement, CCE shall cause its Affiliate Administrative Services Provider to cooperate fully in the transition to such new Administrative Services Provider.

4.4 Member Rights and Obligations.

(a) Voting Rights. Except as provided in this Agreement or as otherwise required by applicable law:

               (i) the Class A Members and the Class B Members shall vote together without distinction as to class, and any action requiring the approval of the Members shall require the affirmative vote of the Class A Members and Class B Members holding a majority of the Class A Membership Interests and the Class B Membership Interests;

               (ii) all actions  requiring  the approval of the Class A Members, and unless expressly provided otherwise, all other actions to be taken by the Class A Members (including, without limitation, any direction to be given to the Executive Committee Members appointed by the Class A Members),shall require the affirmative vote of Members holding a majority of the Class A Membership Interests; provided, however, that in the case of any vote by the Class A Members, whether pursuant to this Section or any other provision of this Agreement, EFS and any of its Affiliates holding any Class A Membership Interests shall not be entitled to participate in such vote and the Class A Membership Interests held by them shall be disregarded for all purposes of such vote; and

               (iii)all actions  requiring  the approval of the Class B Members, and unless expressly provided otherwise, all other actions to be taken by the Class B Members (including, without limitation, any direction to be given to the Executive Committee Members appointed by the Class B Members), shall require the affirmative vote of Members holding a majority of the Class B Membership Interests; provided, however, that in the case of any vote by the Class B Members, whether pursuant to this Section or any other provision of this Agreement, CCE and any of its Affiliates holding any Class B Membership Interests shall not be entitled to participate in such vote and the Class B Membership Interests held by them shall be disregarded for all purposes of such vote.

(b) Actions Requiring Unanimous Approval of Members. The following actions by the Company shall require the unanimous approval of all of the Members:

               (i) amending the Certificate or this Agreement (other than a modification or supplement by CCE to Exhibit B or as provided in Section 5.1(c)(iii));

               (ii) requiring any Member to contribute additional capital beyond such Member's Capital Contribution as set forth on Exhibit A; and

               (iii)issuing any Membership  Interests or other equity securities of the Company to any Member (other than as a result of an adjustment to the respective Aggregate Percentage Interests of the Members as provided in Section 5.1(c)(iii)).

(c) Actions Requiring Approval of Two-Thirds of Class A Members and Class B Members. The following actions by the Company shall require the approval of Members holding at least two-thirds of the Class A Membership Interests and Members holding at least two-thirds of the Class B Membership
                  Interests:

               (i) dissolving, terminating or liquidating the Company or any Company Subsidiary;

               (ii) selling  all  or  substantially  all of  the  assets  of the
                    Company; and

               (iii)merging, consolidating or changing the form of entity of the
                    Company or any Company Subsidiary, whether or not involving a change of control.

(d) Members' Meetings. If action is to be taken at a duly called meeting of the Members, notice of the time, date and place of meeting shall be given to each Member by personal delivery, telephone, electronic mail or telecopier sent to the address of each Member set forth on Exhibit A at least five business days in advance of the meeting; provided, however, that no notice need be given to a Member who waives notice before or after the meeting or who attends the meeting without protesting at or before its commencement the inadequacy of notice to such Member. The Members may attend a meeting in person or by proxy. The Members may participate in and act at any meeting of the Members through the use of a conference telephone or other communications equipment by means of which all individuals participating in the meeting can hear each other, and such participation in the meeting shall constitute presence in person at the meeting. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if one or more written consents to such action shall be signed by Members whose affirmative vote at a meeting would be sufficient to approve such action. Such written consents shall be delivered to the principal office of the Company and, unless otherwise specified, shall be effective on the date when the first consent is delivered.

(e)               Limitation  of  Authority.   Except  in  accordance  with  the
                  provisions of this Agreement, no Member shall have any right or authority to act for or bind the Company.

4.5 Limitation of Liability. No Member, Managing Member, Executive Committee Member or any Affiliate, agent, officer, partner, employee, member, representative, director or shareholder of any of the foregoing shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for (i) any act performed in good faith within the scope of the authority conferred by this Agreement, (ii) any failure or refusal to perform any acts except those required by the terms of this Agreement or (iii) any performance or omission to perform any acts in reliance in good faith on the advice of independent accountants or legal counsel for the Company.

4.6 Indemnification. In any threatened, pending or completed action, suit or proceeding to which a Member, Managing Member, Executive Committee Member or any Affiliate, agent, officer, partner, employee, member, representative, director or shareholder of any of the foregoing was or is a party or is threatened to be made a party by reason of the fact that such Person is or was acting on behalf of the Company (other than an action by or in the right of the Company), the Company shall indemnify such Member, Managing Member, Executive Committee Member or any Affiliate, agent, officer, partner, employee, member, representative, director or shareholder of any of the foregoing against expenses, including attorneys' fees, judgments and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding to the maximum extent permitted by applicable law, provided that such Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and that the conduct giving rise to the liability for which indemnification is sought does not constitute fraud, gross negligence or gross misconduct.

Article V.
                                  CONTRIBUTIONS

5.1 Capital Contributions.

(a) Initial Capital Contributions. On or prior to the Acquisition Date, each Member shall make its Capital Contribution to the Company as set forth under "Acquisition Date Capital Contribution" on Exhibit A.

(b) Subsequent Capital Contributions. Unless unanimously agreed to by the Members in writing, no Member shall be required to make additional Capital Contributions to the Company. In addition, no Member shall be allowed to make additional Capital Contributions to the Company without the approval of CCE (but only so long as it shall be a Member) and of EFS (but only so long as it shall be a Member).

(c)               Supplemental Capital Contributions.

               (i) From time to time, CCE (but only so long as it shall be a Member) and EFS (but only so long as it shall be a Member), jointly but not severally, may permit the Members to make Supplemental Capital Contributions in such aggregate amount (the "Aggregate Supplemental Capital Contribution Amount") and at such time or times as CCE and EFS shall jointly determine to be appropriate. Upon any such determination, the Managing Member shall send a notice (a "Contribution Offer Notice") to each Member stating that each Member may, in its sole discretion, make a Supplemental Capital Contribution in an amount equal to such Members' Supplemental Contribution Participation Amount. Each
                    Contribution Offer Notice shall also specify (A) the applicable Aggregate Supplemental Capital Contribution Amount, (B) the date (which shall be not less than 15 Business Days following the Contribution Offer Expiration Date (as defined below)) on which any Supplemental Capital Contributions must be made (the "Supplemental Contribution Date"), and (C) the date (the "Contribution Offer Expiration Date") on which the Members' rights to make their Supplemental Capital Contributions shall expire, which date shall be no earlier than 30 Business Days following the delivery by the Managing Member to the Members of the applicable Contribution Offer Notice. If a Member (an "Accepting Member") notifies the Managing Member that it is electing to make the applicable Supplemental Capital Contribution prior to the Contribution Offer Expiration Date, such election shall be irrevocable, and such Accepting Member shall be bound to make such Supplemental Capital Contribution to the Company in an amount equal to its Supplemental Contribution Participation Amount.

               (ii) If a Member (a "Non-Accepting  Member") elects not to make a
                    Supplemental Capital Contribution, or fails to notify the Managing Member prior to the Contribution Offer Expiration Date whether it is electing to make a applicable Supplemental Capital Contribution, such Non-Accepting Member shall be deemed to have waived its right to make such Supplemental Capital Contribution. Promptly following the Contribution Offer Expiration Date, the Managing Member shall notify each Accepting Member that each may, in its sole discretion, make an Additional Supplemental Capital Contribution in an amount equal to its Supplemental Proportionate Share of any Non-Accepting Member's Supplemental Contribution Participation Amount. Any Accepting Member that shall elect to make an Additional Supplemental Capital Contribution shall do so by sending written notice to the Managing Member not later than 5 Business Days prior to the applicable Supplemental Contribution Date.

               (iii)Upon the making of any Supplemental Capital Contributions by any Members as provided in this Section 5.1(c), the Managing Member shall amend Exhibit A to reflect the appropriate adjustments to the respective Aggregate Percentage Interests of the Members in accordance with the definition thereof.

5.2 No Right to Interest or Return of Capital. Except as set forth herein, no Member shall be entitled to any return of, or interest on, Capital Contributions to the Company. No Member shall have any liability for the return of the Capital Contribution of any other Member and each Member shall look only to the assets of the Company for return of its Capital Contribution.

5.3 No Third Party Rights. The obligations or rights of the Company or the Members to make or require any Capital Contribution under this Article V shall not grant any rights to or confer any benefits upon any Person who is not a Member.

Article VI.
                                  DISTRIBUTIONS

6.1 Cash Flow. Subject to Sections 6.2, 6.3, and 11.2, Cash Flow shall be distributed at such times as shall be determined by the Executive Committee (but in no event less frequently than annually) to each Class A Member and Class B Member in proportion to their respective Aggregate Percentage Interests.


6.2 Amounts Withheld for Taxes. Notwithstanding any provision of this Agreement to the contrary, if the Company is required to pay, with respect to or on behalf of any Member or any other Person, any amount required to be withheld by the Company in respect of taxes based on or measured by income under federal, state, or local law or any estimated tax or similar amount, such Member or other Person shall, upon demand of the Company, promptly reimburse the Company for such amount. To the extent that such Member or other Person has not so reimbursed the Company, any and all amounts so paid by the Company may be withheld from and offset against distributions to such Member or other Person and shall be considered for all purposes of this Agreement to have been distributed to such Member or other Person pursuant to this Article VI.


6.3 Minimum Distribution for Taxes. To the extent permitted by applicable Credit Facilities and other obligations of the Company, the Company shall distribute in accordance with Section 6.1, with respect to each Fiscal Year and during the period commencing on the first day of such Fiscal Year and ending on the 15th day of the third month following the end of such Fiscal Year, an amount equal to the lesser of (a) the Company's Cash Flow for such Fiscal Year and (b) 40% (or such other percentage as may be determined by the Executive Committee) of the taxable income of the Company for such Fiscal Year. For purposes of this Section 6.3, the taxable income of the Company for each Fiscal Year shall be computed as though the Company were a corporation which did not file consolidated Federal income tax returns, as though such corporation did not make any of the elections specified in Code Section 703(b), as though Code Section 243(a)(1) and Code
Section 243(c) (if applicable), rather than Code Section 243(a)(3), applied to "qualifying dividends" (as defined in Code Section 243(b)(1)), without regard to any carryover or carryback of any net operating loss, capital loss, investment credit, unused foreign tax, excess charitable contribution, passive loss or credit, or other item from any other year, and without regard to the provisions of Code Section 703(a).

Article VII.
                                   ALLOCATIONS

7.1 Book Allocations. Sections 7.1(a) and (b) set forth the general rules for book allocations to the Members. Section 7.1(c) sets forth various special rules that supercede the general rules of Sections 7.1(a) and (b).

(a) Profit. Profits for each Fiscal Year shall be allocated to the Members in the following order of priority:

               (i) first, each Class A Member and Class B Member shall be allocated Profits (in proportion to the aggregate Losses allocated to such Members under Section 7.1(b)(ii) for all Fiscal Years) until the aggregate allocations made to each Class A Member and Class B Member pursuant to this Section 7.1(a)(i) is equal to the aggregate Losses allocated to the Member pursuant to Section 7.1(b)(ii) for all Fiscal Years; and

               (ii) thereafter,  each  Class A Member  and  each  Class B Member shall be allocated Profits in proportion to its Aggregate Percentage Interests.

(b) Losses. Losses for each Fiscal Year shall be allocated to the Members in the following order of priority:

               (i) first, to the Class A Members and Class B Members, if any, having positive balances in their Adjusted Capital Accounts, in proportion to and to the extent of, such positive balances; and

               (ii) thereafter,  to the Class A Members  and Class B Members  in proportion to their Aggregate Percentage Interests.

(c) Special Rules. Notwithstanding Sections 7.1(a) and (b), the following special allocation rules shall apply under the circumstances described:

               (i) Limitation on Loss Allocations. The Losses allocated to any Member pursuant to Section 7.1(b) with respect to any Fiscal Year shall not exceed the maximum amount of Losses that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of such Fiscal Year. All items of loss or deduction in excess of the limitation set forth in this Section 7.1(c)(i) shall be allocated first, to the Member who will not be subject to this limitation, and second, any remaining amount to the Members in the manner required by the Code and the Regulations. To the extent that items of loss and deduction are allocated pursuant to this Section 7.1(c)(i) to a Member, such Member shall be allocated a corresponding amount of income and gain as may be available in the earliest subsequent Fiscal Year to offset such allocation of loss and deduction.

               (ii) Company  Minimum  Gain.  Except  as  otherwise  provided  in
                    Regulations Section 1.704-2(f), if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be specially allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in proportion to and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). This Section 7.1(c)(ii) is intended to comply with the charge back of items of income and gain requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

               (iii)Minimum Gain Attributable to Member Nonrecourse Debt. Except
                    as otherwise provided in Regulations Section 1.704-2(i)(4), if there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt during any Company taxable period, each Member with a share of Minimum Gain Attributable to Member Nonrecourse Debt shall be specially allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in the Minimum Gain Attributable to Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). This Section 7.1(c)(iii) is intended to comply with the charge back of items of income and gain requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

               (iv) Qualified   Income   Offset.   In  the  event   any   Member
                    unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),(5) or (6), and such adjustment, allocation or distribution causes or increases an Adjusted Capital Account Deficit for such Member, then before any other allocations are made under this Agreement or otherwise, such Member shall be allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, such Adjusted Capital Account Deficit of such Member as quickly as possible.

               (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members in the same ratios that Profit is allocated for the taxable year in accordance with Regulations Section 1.704-2(b)(1). If the Executive Committee determines in its good faith discretion that the Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Executive Committee is authorized to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

               (vi) Member Nonrecourse Deductions. Member Nonrecourse Deductions
                    for any taxable period shall be allocated 100% to the Member that bears the economic risk of loss (as described in Regulations Section 1.704-2(b) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)). If more than one Member bears the economic risk of loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such economic risk of loss.

               (vii)Curative Allocations.  The allocations set forth in Sections
                    7.1(c)(i) through 7.1(c)(vi) (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(b). Notwithstanding any other provisions of this Section 7.1(c) (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations (including anticipated future Regulatory Allocations) to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

               (viii) Change in Regulations.  If the  Regulations  incorporating the Regulatory Allocations are hereafter changed or if new Regulations are hereafter adopted, and such changed or new Regulations, in the opinion of independent tax counsel for the Company, make it necessary to revise the Regulatory Allocations or provide further special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Article VII would not be respected for federal income tax purposes, the Executive Committee shall make such reasonable amendments to this Agreement as, in the opinion of such counsel, are necessary or desirable, taking into account the interests of the Members as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Member, pursuant to this Agreement.

               (ix) Non-Recourse Liabilities.  "Excess non-recourse liabilities"
                    of
                  the Company within the meaning of Regulations Section 1.752-3(a)(3) shall be allocated in the same ratio that Profit is allocated for the taxable year.

7.2 Tax Allocations.

(a) In General. Allocations for tax purposes of items of income, gain, loss, deduction and basis therefor, shall be made in the same manner as allocations for book purposes set forth in
                  Section 7.1. Allocations pursuant to this Section 7.2 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(b)               Special Rules.

               (i) Elimination of Book/Tax Disparities. In determining a Member's allocable share of Company taxable income, the
                    Member's allocable share of each item of Profit and Loss shall be properly adjusted to reflect the rules and principles of Code Section 704(c) and Regulations Section 1.704-3. This Section 7.2(b)(i) is intended to comply with the requirements of Code Section 704(c) and Regulations Sections 1.704-1(b)(2)(iv)(d) and (f) and shall be interpreted consistently therewith. Any elections or other decisions relating to such allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement.

               (ii) Allocation  of Items  Among  Members.  Except  as  otherwise provided in Section 7.2(b)(i), each item of income, gain, loss and deduction and all other items governed by Code
                    Section 702(a) shall be allocated among the Members in proportion to the allocation of Profits, Losses and other items to the Members hereunder, provided that any gain recognized from any disposition of a Company asset that is treated as ordinary income because it is attributable to the recapture of any depreciation or amortization shall be allocated among the Members in accordance with Regulations
                    Section 1.1245-1(e), if applicable, or with any other applicable provision of the Regulations and, if no such provision is applicable, in the same ratio as the prior allocations of Profits and Losses and other items that included such depreciation or amortization, but not in excess of the gain otherwise allocable to each Member.

(c) Conformity of Reporting. The Members are aware of the income tax consequences of the allocations made by this Section 7.2 and hereby agree to be bound by the provisions of this Section
                  7.2 in reporting their shares of Company profits, gains, income, losses, deductions, credits and other items for income tax purposes.

7.3 Transferred Interests. If any Membership Interest (or portion thereof) is sold, assigned or transferred during any Fiscal Year, then Profit, Loss, each item thereof and all other items realized by the Company during such Fiscal Year shall be divided and allocated between the Members by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Members.

7.4 Section 754 Election. In the event of a Transfer of a Membership Interest permitted under this Agreement, the Company shall, at the request of the transferee Member, file an election under Section 754 of the Code to adjust the bases of the assets of the Company in accordance with the provisions of Section 743 of the Code. Any costs associated with such election (such as accounting fees) shall be borne by the transferee Member.

7.5 Tax Matters Member.

(a) For purposes of Code Sections 6221 through 6223, the Managing Member from time to time shall also be, and is hereby designated as, the "tax matters partner" of the Company (the "Tax Matters Member").

(b) The Tax Matters Member shall make an election under Code Section 6231(a)(i)(B)(ii) with the Company's first tax return to be filed after the effective date of this Agreement to have Code Sections 6221 to 6234, inclusive, apply to the Company.

(c) The Tax Matters Member shall, within ten days (or such shorter period of time as is reasonably practicable) of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, deliver a copy of such notice to each Member. The Tax Matters Member shall cooperate with any Member, and shall take such action as may be required to be taken by the Tax Matters Member, to cause such Member to become a "notice partner" within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Member shall inform each Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving written notice thereof within 10 business days (or such shorter period of time as is reasonably practicable) after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in its capacity as Tax Matters Member.

(d) The Tax Matters Member shall not take any action that may be taken by a "tax matters partner" under Code Section 6221 through 6234 unless (i) it has first given the other Members written notice of the contemplated action at least ten business days prior to the applicable due date of such action and (ii) it has received the unanimous written consent of the other Members to such contemplated action; provided, however, that unless the Tax Matters Member is notified otherwise no later than two business days prior to any date by which the Tax Matters Member must act as set forth in any notice received from the Internal Revenue Service, the Code or the regulations promulgated thereunder, such other Members shall be deemed to have given their consent.

(e) At least 20 days prior to the due date for the filing of any federal income tax return of the Company, the Tax Matters Member shall provide a proposed draft of such return to the Members for their approval. If the Members approve such return, the return shall be filed as approved. Failure to provide the Tax Matters Member with written notice that the Members do not approve such return within 10 days from the receipt thereof by the Members shall be deemed approval by the Members. In the event the Members do not approve such return, and the Members and Tax Matters Member are otherwise unable to resolve their differences with regard to such return, the matter shall be submitted to an independent, nationally recognized accounting firm, the decision of which shall be final. The cost of retaining such accounting firm with respect to resolving such dispute shall be borne by the Company. The Tax Matters Member shall provide a draft or final copy of any tax return to a Member upon written request by such Member.

(f) Without limiting and in addition to the foregoing, for tax proceedings, matters and claims in excess of $3 million, the Tax Matters Member shall not initiate any legal or administrative proceedings on behalf of the Company or a Company Subsidiary in respect of or relating to any tax proceedings or other tax matters, or agree to the settlement of any claims in respect of or relating to any tax proceedings or other tax matters, without first consulting with the Executive Committee a reasonable period of time prior to taking any such action.

Article VIII.
                           TRANSFER/ADMISSION MATTERS

8.1 Transfer Restrictions. EFS, CCE and any other Person holding, directly or indirectly, a Class A Membership Interest or Class B Membership Interests may Transfer all or any portion of its Membership Interest only in accordance with the provisions of this Article VIII; provided, that EFS, CCE and any other Person holding, directly or indirectly, a Class A Membership Interest or Class B Membership Interest may Transfer all or any portion of its Membership Interest to an Affiliate with prior notice to the Executive Committee and upon satisfaction of the provisions of Section 8.9.

8.2 Class A Member Transfers.

(a) Subject to the provisions of Section 8.9 at any time on or before the Transfer Restriction Date, CCE may Transfer up to 40% of the aggregate Class A Membership Interests to any Person.

(b) Subject to the provisions of Sections 8.4, 8.7, 8.8 and 8.9, at any time following the Transfer Restriction Date, Class A Members may Transfer all or part of their Class A Membership Interests without limitation to any Person; provided, however, that neither CCE nor any of its Affiliates shall be entitled to Transfer any Class A Membership Interests if following such Transfer the Class A Percentage Interests of CCE and its Affiliates would be less than 50% without the approval of Members holding at least a majority of the Class B Membership Interests, which approval may be granted or withheld in their sole discretion.

(c) Subject only to the provisions of Sections 8.7, 8.8 and 8.9, Class A Members may Transfer all or any portion of their Unavailable Class A Membership Interests to any Person at any time.

8.3 Class B Member Transfers.

(a) Subject to the provisions of Section 8.9 at any time on or before the Transfer Restriction Date, EFS may Transfer up to 40% of its Class B Membership Interests to any Eligible Transferee.

(b) Subject to the provisions of Sections 8.4 and 8.9, at any time following the Transfer Restriction Date, Class B Members may Transfer all or part of their Class B Membership Interests without limitation to any Eligible Transferee; provided, however, that no such Transfer during any of the first, second or third 12-month periods following the Transfer Restriction Date shall be of more than 10% of the aggregate Class B Membership Interests unless the Administrative Services Provider shall no longer be an Affiliate of CCE.

(c) Subject only to the provisions of Sections 8.7, 8.8 and 8.9 Class B Members may Transfer all or any portion of their Unavailable Class B Membership Interests to any Person at any time.

8.4 Right of First Offer. On and after the Transfer Restriction Date, if any Class A Member or Class B Member (a "Transferring Member") desires to Transfer all or any portion of its Class A Membership Interest or Class B Membership Interest, as applicable (the "Specified Interest"), to any Third Party Purchaser, such Transferring Member shall first give notice thereof (the "Offer Notice") to the other Class A Members and Class B Members (the "Non-Transferring Members"), specifying the price (the "Specified Price") and other terms (the "Specified Terms") at and on which such Transferring Member is willing to sell the Specified Interest. The delivery of the Offer Notice by the Transferring Member to the Non-Transferring Members shall constitute an offer by the Transferring Member to negotiate in good faith to sell to the Non-Transferring Members the Specified Interest at the Specified Price upon the Specified Terms. The Non-Transferring Members shall each have 30 Business Days (the "Acceptance Period") from and including the date it receives the Offer Notice to accept such offer, which acceptance shall be in the form of a written notice (the "Acceptance Notice") to the Transferring Member. Each Non-Transferring Member wishing to accept such offer (each, an "Accepting Member") shall thereafter negotiate in good faith with the Transferring Member. If more than one Non-Transferring Member shall wish to purchase the Specified Interest, each such Non-Transferring Member shall be entitled to purchase a proportionate share of the Specified Interest on the basis of its Aggregate Percentage Interest. If the Accepting Member(s) and the Transferring Member fail to execute a definitive purchase agreement within 30 Business Days following receipt by the Transferring Member of the applicable Acceptance Notice(s), or if the sale of the Specified Interest to the Non-Transferring Member(s) is not consummated within 60 days following such receipt of the Acceptance Notice, the offer set forth in this
Section 8.4 shall then automatically expire, and such Transferring Member may Transfer the Specified Interest, subject to the other terms of this Agreement, for a price and on terms and conditions substantially no more favorable to the purchaser than those offered by the Transferring Member; provided however, that if the Transferring Member shall fail to sell the Specified Interest or any portion thereof within 180 days from such expiration, the Specified Interest or such non-transferred portion of the Specified Interest shall again be subject to the right of first offer contained in this Section 8.4.

8.5 Class A Call Options.

(a) Class A 25% Call Options.

               (i) On each 25% Call Option Exercise Date, EFS (to the exclusion of any other Class B Members) shall have the right to purchase for the Class A 25% Call Option Purchase Price from CCE and each Original Class A Transferee such portion of the then applicable Class A 25% Call Option Pool (the "Class A 25% Call Option") as EFS shall elect; provided, that any exercise by EFS of such Class A 25% Call Option shall be pro rata in respect of all Class A Membership Interests included in such Class A 25% Option Pool in proportion to the respective Class A Percentage Interests of CCE and all Original Class A Transferees.

               (ii) Not more than 90 calendar days before, and not later than 30 calendar days before, the applicable 25% Call Option Exercise Date EFS shall send a written notice (the "Class A 25% Call Option Notice") to CCE and each Original Class A Transferee (A) stating that it is exercising the Class A 25% Call Option, (B) specifying the Class A Membership Interests in respect of which EFS is exercising the Class A 25% Call Option, (C) specifying the amount of the Class A 25% Call Option Purchase Price, and (D) including therewith such calculations as shall demonstrate in reasonable detail the basis for the determination of the amount of the Class A 25% Call Option Purchase Price. Any Class A 25% Call Option Notice shall be irrevocable and may not be rescinded once given, without the written consent of CCE and each other Class A Member to which such notice was given, which consent may be withheld or granted in CCE's or such other Class A Member's sole and absolute discretion.

               (iii)The  closing of the Class A 25% Call Option  Transfer  shall occur on the applicable 25% Call Option Exercise Date; provided, that in the event such day is not a Business Day, the closing day shall occur on the next succeeding Business Day. The Class A 25% Call Option Purchase Price for the purchase of CCE's Class A Membership Interest and each Original Class A Transferee's Membership Interest, as applicable, shall be paid by wire transfer of immediately available funds to such account or accounts as shall be specified by CCE and each Original Class A Transferee (in proportion to their respective Class A Percentage Interests), as applicable. CCE and each Original Class A Transferee shall convey its respective Class A Membership Interest to EFS free and clear of all liens and encumbrances. Each Member agrees to cooperate and to take all actions and execute all documents reasonably necessary or appropriate to reflect the purchase of CCE's Class A Membership Interest and each Original Class A Transferee's Membership Interest, as applicable, by EFS. All transfer, stamp and recording taxes imposed as a result of such transfer shall be payable by EFS. All other costs shall be borne by the party who customarily bears such costs.

(b) Class A 100% Call Options.

               (i) On the fifth anniversary of the date of any Transfer of Class A Membership Interests to a Subsequent Class A Transferee following the Transfer Restriction Date (a "Class A Transfer Anniversary"), EFS (to the exclusion of any other Class B Members) shall have the right to purchase from any such Subsequent Class A Transferee all, but not less than all, of such Subsequent Class A Transferee's Class A Membership Interest for the Class A 100% Call Option Purchase Price (the "Class A 100% Call Option").

               (ii) Not more than 90 calendar days before,  and not less than 30 calendar days before, the Class A Transfer Anniversary, EFS shall send a written notice (the "Class A 100% Call Option Notice") to the applicable Subsequent Class A Transferee (A) stating that it is exercising the Class A 100% Call Option,
                    (B) specifying the amount of the Class A 100% Call Option Purchase Price, and (C) including therewith such calculations as shall demonstrate in reasonable detail the basis for the determination of the amount of the Class A 100% Call Option Purchase Price. Any Class A 100% Call Option Notice shall be irrevocable and may not be rescinded once given, without the written consent of the Subsequent Class A Transferee that received such notice, which consent may be withheld or granted in such Member's sole and absolute discretion.

               (iii)The closing of the Class A 100% Call Option  Transfer  shall occur on the applicable Class A Transfer Anniversary; provided, that in the event such day is not a Business Day, the closing shall occur on the next succeeding Business Day. The Class A 100% Call Option Purchase Price for the purchase of the Subsequent Class A Transferee's Membership Interest shall be paid by wire transfer of immediately available funds to such account or accounts as shall be specified by the Subsequent Class A Transferee. Such Subsequent Class A Transferee shall convey its Class A Membership Interest to EFS free and clear of all liens and encumbrances. Each Member agrees to cooperate and to take all actions and execute all documents reasonably necessary or appropriate to reflect the purchase of the Subsequent Class A Transferee's Membership Interest, by EFS. All transfer, stamp and recording taxes imposed as a result of such transfer shall be payable by EFS. All other costs shall be borne by the party who customarily bears such costs.

8.6 Class B Call Options.

(a) Class B 25% Call Options.

               (i) On each 25% Call Option Exercise Date, CCE (to the exclusion of any other Class A Members) shall have the right to purchase for the Class B 25% Call Option Purchase Price from EFS and each Original Class B Transferee such portion of the then applicable Class B 25% Call Option Pool (the "Class B 25% Call Option") as CCE shall elect; provided, that any exercise by CCE of such Class B 25% Call Option shall be pro rata in respect of all Class B Membership Interests included in such Class B 25% Option Pool in proportion to the respective Class B Percentage Interests of EFS and all Original Class B Transferees.

               (ii) Not more than 90 calendar days before,  and not less than 30 calendar days before, the applicable 25% Call Option Exercise Date CCE shall send a written notice (the "Class B 25% Call Option Notice") to EFS and each Original Class B Transferee (A) stating that it is exercising the Class B 25% Call Option, (B) specifying the Class B Membership Interests in respect of which CCE is exercising the Class B 25% Call Option, (C) specifying the amount of the Class B 25% Call Option Purchase Price, and (D) including therewith such calculations as shall demonstrate in reasonable detail the basis for the determination of the amount of the Class B 25% Call Option Purchase Price. Any Class B 25% Call Option Notice shall be irrevocable and may not be rescinded once given, without the written consent of EFS and each other Class B Member to which such notice was given, which consent may be withheld or granted in EFS' or such other Class B Member's sole and absolute discretion.

               (iii)The  closing of the Class B 25% Call Option  Transfer  shall occur on the applicable 25% Call Option Exercise Date; provided, that in the event such day is not a Business Day, the closing day shall occur on the next succeeding Business Day. The Class B 25% Call Option Purchase Price for the purchase of EFS' Class B Membership Interest and each
                    Original Class B Transferee's Membership Interest, as applicable, shall be paid by wire transfer of immediately available funds to such account or accounts as shall be specified by EFS and each Original Class B Transferee (in proportion to their respective Class B Percentage Interests), as applicable. EFS and each Original Class B Transferee shall convey its respective Class B Membership Interest to CCE free and clear of all liens and encumbrances. Each Member agrees to cooperate and to take all actions and execute all documents reasonably necessary or appropriate to reflect the purchase of EFS' Class B Membership Interest and each Original Class B Transferee's Membership Interest, as applicable, by CCE. All transfer, stamp and recording taxes imposed as a result of such transfer shall be payable by CCE. All other costs shall be borne by the party who customarily bears such costs.

(b) Class B 100% Call Options.

               (i) On the fifth anniversary of the date of any Transfer of Class B Membership Interests to a Subsequent Class B Transferee following the Transfer Restriction Date (a "Class B Transfer Anniversary"), CCE (to the exclusion of any other Class A Members) shall have the right to purchase from any such Subsequent Class B Transferee all, but not less than all, of such Subsequent Class B Transferee's Class B Membership Interest for the Class B 100% Call Option Purchase Price (the "Class B 100% Call Option").

               (ii) Not more than 90 calendar days before,  and not less than 30 calendar days before, the applicable Class B Transfer Anniversary, CCE shall send a written notice (the "Class B 100% Call Option Notice") to the applicable Subsequent Class B Transferee (A) stating that it is exercising the Class B 100% Call Option, (B) specifying the amount of the applicable Class B 100% Call Option Purchase Price, and (C) including therewith such calculations as shall demonstrate in reasonable detail the basis for the determination of the amount of the Class B 100% Call Option Purchase Price. Any Class B 100% Call Option Notice shall be irrevocable and may not be rescinded once given, without the written consent of the Subsequent Class B Transferee that received such notice, which consent may be withheld or granted in such Member's sole and absolute discretion.

               (iii)The closing of the Class B 100% Call Option  Transfer  shall occur on the applicable Class B Transfer Anniversary; provided, that in the event such day is not a Business Day, the closing shall occur on the next succeeding Business Day. The Class B 100% Call Option Purchase Price for the purchase of the Subsequent Class B Transferee's Membership Interest shall be paid by wire transfer of immediately available funds to such account or accounts as shall be specified by the Subsequent Class B Transferee. Such Subsequent Class B Transferee shall convey its Class B Membership Interest to CCE free and clear of all liens and encumbrances. Each Member agrees to cooperate and to take all actions and execute all documents reasonably necessary or appropriate to reflect the purchase of the Subsequent Class B Transferee's Membership Interest, by CCE. All transfer, stamp and recording taxes imposed as a result of such transfer shall be payable by CCE. All other costs shall be borne by the party who customarily bears such costs.

8.7 EFS Put Option.

(a) On the tenth anniversary of the Equity Closing (the "Put Option Exercise Date"), EFS shall have the right to require all other Class B Members to sell all of their Class B Membership Interests to CCE, and to require CCE to purchase all, but not less than all, of the Class B Membership Interests, for the Put Option Purchase Price of such Class B Membership Interests (the "Put Option"), by sending written notice (the "Put Option Notice") to CCE stating that it is exercising the Put Option. EFS shall also send a copy of such Put Option Notice to each other Class B Member.

(b) Not more than 90 calendar days before, and not less than 30 calendar days before, the Put Option Exercise Date, EFS shall send the Put Option Notice to CCE (A) stating that it is exercising the Put Option, (B) specifying the amount of the Put Option Purchase Price, and (C) including therewith such calculations as shall demonstrate in reasonable detail the basis for the determination of the amount of the Put Option Purchase Price. Subject only to the provisions of
Section 8.7(d), any Put Option Notice shall be irrevocable and may not be rescinded once given, without the written consent of CCE, which consent may be withheld or granted in CCE's sole and absolute discretion.

(c) The closing of the Put Option Transfer shall occur on the Put Option Exercise Date; provided, that in the event such day is not a Business Day, the closing shall occur on the next succeeding Business Day. The Put Option Purchase Price for the purchase of the Class B Membership Interests shall be paid, at the option of CCE, either (A) by wire transfer of immediately available funds to such account or accounts as shall be specified by each Class B Member (in proportion to their respective Class B Percentage Interests), or (B) by the delivery to the Class B Members (in proportion to their respective Class B Percentage Interests) of a number of shares of SUG Common Stock equal to the number obtained by dividing the product of 102% times such Put Option Purchase Price by the SUG Average Trading Price; provided, that within ten calendar days of receipt of the Put Option Notice by CCE, CCE shall notify EFS and the other Class B Members whether it is electing to pay such Put Option Purchase Price in shares of SUG Common Stock. If CCE shall elect to pay such Put Option Purchase Price with shares of SUG Common Stock as provided above, the Class B Members receiving such shares shall also be entitled to customary registration rights in respect of such shares that are comparable to those provided in Article IX. At the closing of the Put Option Transfer, each Class B Member shall convey its Class B Membership Interest to CCE free and clear of all liens and encumbrances. Each Member agrees to cooperate and to take all actions and execute all documents reasonably necessary or appropriate to reflect the purchase of the Class B Membership Interest by CCE. All transfer, stamp and recording taxes imposed as a result of such transfer shall be payable by CCE. All other costs shall be borne by the party who customarily bears such costs.

(d) If (x) pursuant to Section 8.7(c) CCE has elected to pay the Put Option Purchase Price in SUG Common Stock and (y) such number of shares of SUG Common Stock, based on the Average SUG Trading Price, represents more than 40% of the aggregate number of shares of SUG Common Stock issued and outstanding and held by Persons that are not Affiliates of SUG during the SUG Trading Calculation Period, then EFS may elect, in its sole discretion, by written notice from EFS to CCE and the other Class B Members no later than ten days before the closing of the Put Option (the "Put Option Postponement Notice"), to postpone the closing of the Put Option Transfer for a period of up to eighteen months following the date of the Put Option Postponement Notice (the "Put Option Postponement Period"). If at any time during the Put Option Postponement Period a Third Party Purchaser is identified by EFS, EFS may, by written notice to CCE and the other Class B Members (the "Drag-Along Notice"), cause all Class A Members and all Class B Members to Transfer all of their Membership Interests to such Third Party Purchaser (the "Drag-Along Rights") in accordance with Section 8.8(b), whereupon the Put Option Notice shall be deemed to have been revoked by EFS. Alternatively, at any time during the Put Option Postponement Period, EFS may elect, in its sole discretion, upon not less than ten days' written notice to CCE and the other Class B Members, and in any event, no later than ten days before the expiration of the Put Option Postponement Period, to consummate, and to cause the other Class B Members to consummate, the Put Option Transfer and accept payment of the Put Option Purchase Price in the form of SUG Common Stock. If during the Put Option Postponement Period (x) the Put Option Notice shall not be deemed to have been revoked as provided in this Section 8.7(d) and (y) EFS does not elect to consummate the Put Option Transfer during the Put Option Postponement Period, the Put Option Notice shall be deemed to have been revoked by EFS and thereafter the Put Option shall be disregarded and of no further force or effect.

8.8 EFS Drag-Along Right.

(a) At any time after the expiration of the Put Option Postponement Period EFS may send a Drag-Along Notice to all of the other Members and exercise the Drag-Along Rights.

(b) If a  Drag-Along  Notice  shall be  delivered  by EFS to CCE as  provided in
Section 8.7(d) or 8.8(a), EFS shall identify a Third Party Purchaser by written notice to the other Members (the "Third Party Purchaser Notice") which notice shall include a copy of a letter of intent or term sheet from such Third Party Purchaser relating to the proposed purchase of the Class A Membership Interests and the Class B Membership Interests. Upon exercise of the Drag-Along Rights by EFS, the Class A Members and the Class B Members shall Transfer or cause to be Transferred to the Third Party Purchaser, all, and not less than all, of the Class A Membership Interests and the Class B Membership Interests, at the same price and otherwise on the same terms and conditions that EFS is selling its Class B Membership Interests to such Third Party Purchaser; provided, however, that if the Third Party Purchaser shall fail to purchase the Class A Membership Interests and the Class B Membership Interests within 270 days following the delivery of a Third Party Purchaser Notice to CCE and the Class B Members, the Drag-Along Notice shall be rescinded and be of no further force and effect, and the Class A Membership Interests and the Class B Membership Interests shall thereafter remain subject to the Drag-Along Rights provided in this Section 8.8.

8.9 Transfer Requirements. Notwithstanding anything to the contrary contained herein, the Company shall not recognize for any purpose any purported Transfer of all or any portion of a Member's Membership Interest unless:

(a) the Company shall have been furnished with the documents effecting such Transfer executed and acknowledged by both transferor and transferee, together the written agreement of the transferee to become a party to and be bound by this Agreement, which shall be in form and substance reasonably satisfactory to the Executive Committee;

(b) such Transfer shall have been made in accordance with all applicable laws and regulations and all necessary governmental consents shall have been obtained and requirements satisfied, including without limitation, compliance with the Securities Act, and applicable state blue sky and securities laws, and such Transfer will not cause the Company to breach or violate any applicable law;

(c) such Transfer will not cause the Company to have more than 100 partners (within the meaning of Regulations Section 1.7704-1(h)) or does not otherwise cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code;

(d) with respect solely to any Transfer after the Transfer Restriction Date or any Transfer not pursuant to Sections 8.5, 8.6, 8.7 and 8.8 such Transfer will not result in a termination of the Company for purposes of Section 708 of the Code ;

(e) all necessary instruments reflecting such admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Members; and

(f) such Transfer will not result in the occurrence of an event of default or similar occurrence (whether immediately or with the giving of notice, the passage of time or both) under the terms of any of the Credit Facilities.

The Executive Committee may request an opinion of counsel (which counsel shall be chosen by the non-transferring Member but shall be reasonably satisfactory to the transferee Member) with respect to any of the foregoing or any other matters that the Executive Committee reasonably deems appropriate in respect of any such Transfer. In addition, the Executive Committee, upon unanimous consent, may waive any of the foregoing provisions. Notwithstanding the foregoing, a Transferring Member need not comply with Section 8.9(d) if such Transferring Member indemnifies each other Member in a manner and amount reasonably satisfactory to each such other Member for any adverse tax effects that would result from such termination.

8.10 Admission of a Member. A Person may be admitted as Class A Member and Class B Member upon satisfaction of the relevant requirements of this Article VIII or with the unanimous written consent of the Class A Members and the Class B Members. Upon such admission, such Member shall be designated as either a Class A Member or a Class B Member, and the Managing Member shall amend Exhibit A appropriately to reflect the admission of such Person as a Member.

8.11 Cooperation by Members. If any Member wishes to Transfer all or a portion of its Membership Interest in accordance with the provisions of this Article VIII, each other Member shall use its reasonable efforts to assist the Member seeking to make such Transfer as such Member may reasonably request.

Article IX.
                               REGISTRATION RIGHTS

9.1 Demand Registration Rights.

(a) Subject to the terms and conditions set forth herein, at any time after the tenth anniversary of the Equity Closing, the holders of at least a majority of the Registrable Securities may request (such requesting holders are referred to herein as the "Requesting Holders") that the Company effect the registration under the Securities Act of all or part of such holders' Registrable Securities on Form S-1 or any similar long-form registration ("Long Form Registration") or, if available, on Form S-2 or S-3 or any similar short-form registration ("Short Form Registration") (such Long Form or Short Form Registration requested pursuant to this Section 9.1(a) is referred to herein as a "Demand Registration"). Such request for registration shall specify the approximate number of Registrable Securities requested to be registered, and may at the election of the Requesting Holders specify the intended method or methods of disposition thereof (which may include, without limitation, a "shelf" offering pursuant to Rule 415 under the Securities Act, or an Underwritten Offering). Within ten days after receipt of such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities, and, subject to the provisions of Section 9.1(e) hereof, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

(b) The Requesting Holders will be entitled to request one Demand Registration, regardless of whether such Registration is a Long Form Registration or a Short Form Registration. Demand Registrations will be Short Form Registrations whenever the Company is permitted to use any applicable short form. Once the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its best efforts to make Short Form Registrations available for the sale of Registrable Securities. The Company will pay all Registration Expenses incurred in connection with any Demand Registration. A registration will not count as the permitted Demand Registration unless and until it has become effective, and unless the Requesting Holders shall have been able to register and sell all of the Registrable Securities initially requested to be registered pursuant thereto; provided that in any event the Company will pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective.

(c) A registration requested pursuant to this Section 9.1 will not be deemed to have been effected unless it has become effective under the Securities Act; provided that if after a registration has become so effective, the offering of Registrable Securities pursuant to such registration is terminated, suspended or interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or other governmental agency or court, such registration will be deemed not to have been effected.

(d) If the Requesting Holders so elect, the offering of Registrable Securities pursuant to any Demand Registration will be an Underwritten Offering. In the case of any Demand Registration which involves an Underwritten Offering, the Company shall have the right to select the investment banker (or investment bankers) that shall manage the offering (collectively, the "managing underwriter"), subject to the consent of the holders of a majority of the Registrable Securities being so registered which consent shall not be unreasonably withheld.

(e) Suspension. The Company may delay, suspend or withdraw the registration of the Registrable Securities required pursuant to this Section 9.1 or the preparation or furnishing of a supplemental or amended prospectus for a period not exceeding 60 days if the Company shall in good faith determine, which determination shall be supported by an opinion of outside counsel (such counsel and such opinion to be reasonably satisfactory to the Requesting Holders), that any such registration would require the Company to include disclosure that would reasonably be expected to have a detrimental effect on any proposal, negotiations or plan by the Company or any of its subsidiaries to engage in any material acquisition or disposition of assets or any material merger, consolidation, tender offer, reorganization or similar transaction or any other material corporate event contemplated by the Company; provided, that if as a result of such suspension a Registration Statement filed pursuant to a Demand Registration is not effective for a period of at least 90 consecutive days (270 days in the case of a "shelf" Registration Statement under Rule 415 of the Securities Act), such Registration Statement shall not be counted for purposes of the number of registrations available pursuant to this Section 9.1; provided, further, that the Company may not utilize this Section 9.1(e) more than once in any 360-day period and there shall be a period of at least 180 days in any 360-day period during which this Section 9.1(e) is not in effect.

9.2 Corporate Conversion. If the Corporate Conversion has not been effected prior to a request for a Demand Registration pursuant to Section 9.1, the Requesting Holders may, at their option, require the Company to promptly, and in any event prior to filing a registration statement with the Securities and Exchange Commission in connection with such Demand Registration, effect a Corporate Conversion. The Company shall pay all costs and expenses of such Corporate Conversion. It shall be a condition to any Corporate Conversion, and the Company agrees that, (i) any capital stock of the Company issued to the Members in connection with such Corporate Conversion be structured in such a manner, and subject to such terms, as counsel for the Requesting Holders may advise is reasonable and appropriate in order that the receipt of such capital stock of the Company by the Members will not result in a violation of any law or regulation applicable to any Member or its affiliates, and (ii) the Company shall have delivered to the Members an opinion of counsel, which counsel shall be reasonably satisfactory to the Requesting Holders, stating that this Agreement shall thereafter continue in full force and effect and be binding upon the successor corporation. The Members agree to cooperate in effecting any Corporate Conversion in accordance with applicable law pursuant to this Section
9.2 (including providing any required consents).

Article X.
                        BOOKS AND RECORDS; BANK ACCOUNTS

10.1 Books and Records. The books and records of the Company shall, at the cost and expense of the Company, be kept or caused to be kept by the Managing Member at the principal place of business of the Company. Such books and records will be kept on the basis of a calendar year, and will reflect all Company transactions and be appropriate and adequate for conducting the Company's business. By February 28 of each year, the Tax Matters Member shall provide each Member of Holdings with an estimate of its allocable share of the preceding year's taxable income, loss, credit and certain other information necessary for the Members to file a complete tax return.

10.2 Reporting Requirements.

(a) Members Holding 5% Membership Interests. The Managing Member shall prepare, or cause to be prepared, and shall deliver a financial report (audited in the case of a report sent as of the end of a Fiscal Year and unaudited in the case of a report sent as of the end of a quarter) to each holder of 5% or more of the outstanding Class A Membership Interests and to each holder of 5% or more of the outstanding Class B Membership Interests within 120 days after the end of each Fiscal Year (commencing after December 31 of the Fiscal Year in which the Equity Closing is held) and 60 days after the end of each of the first three quarters of each Fiscal Year (commencing with the first full quarter after the Equity Closing), setting forth for such Fiscal Year or quarter:

               (i) the assets and liabilities of the Company and the Company Subsidiaries, on a consolidated and consolidating basis, as of the end of such Fiscal Year or quarter;

               (ii) the net profit or net loss of the  Company  and the  Company
                    Subsidiaries, on a consolidated and consolidating basis, for such Fiscal Year or quarter;

               (iii)the cash flows of the Company and the Company  Subsidiaries, on a consolidated and consolidating basis, for such Fiscal Year or quarter; and

               (iv) in the case of a Fiscal Year only,  such Class A Member's or such Class B Member's closing Capital Account balance as of the end of such Fiscal Year.

(b) Members Holding 20% Membership Interests. The Managing Member shall prepare, or cause to be prepared, and shall deliver to each Member holding 20% or more of the outstanding Class A Membership Interests and to each Member holding 20% or more of the outstanding Class B Membership Interests as promptly as practicable such information regarding the Company and each Company Subsidiary as such Member shall reasonably request.

10.3 Bank Accounts. All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Executive Committee. The funds of the Company will not be commingled with the funds of any other Person. Checks will be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by authorized representatives of the Company.

Article XI.
                           DISSOLUTION AND LIQUIDATION

11.1 Dissolution. The Company shall be dissolved upon the approval of the Members required by Section 4.4(c)(i).

11.2 Distribution on Dissolution.

(a) Upon dissolution of the Company, no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of assets pursuant to the provisions of this Section. So long as it shall then be a Member, CCE shall act as the Liquidating Trustee. If CCE shall not then be a Member or if it is unable to act as Liquidating Trustee, then the Members shall appoint another Liquidating Trustee. The Liquidating Trustee shall have full authority to wind up the affairs of the Company and to make distributions provided herein.

(b) Upon dissolution of the Company, the Liquidating Trustee shall either sell the assets of the Company at the best price available, or the Liquidating Trustee may distribute to the Members all or any portion of the Company's assets in kind. If any assets are to be distributed in kind, the Liquidating Trustee shall ascertain the fair market value (by appraisal or other reasonable means) of such assets, and each Member's Capital Account shall be charged or credited, as the case may be, as if such asset had been sold for cash at such fair market value and the Profit or Loss recognized thereby had been allocated to and among the Members in accordance with Article VII.

(c) All assets of the Company shall be applied and distributed in the following order:

               (i) first, to the payment and discharge of all the Company's debts and liabilities to creditors, including liabilities to Members who are creditors, to the extent otherwise permitted by law;

               (ii) second,  to  establish  such  reserves  as  the  Liquidating
                    Trustee may deem reasonably necessary (and if the Liquidating Trustee shall be a Member, with the approval of Members holding at least two-thirds of all Membership
                    Interests) for contingent or unforeseen liabilities or obligations of the Company; and

               (iii)thereafter,  to the Class A Members  and the Class B Members in accordance with Section 6.1.


11.3 Cancellation of Certificate. Upon the completion of the distribution of Company assets as provided in this Article XI, the Company shall be terminated, and the Members shall cause the cancellation of the Certificate and all amendments thereto, and shall take such other actions as may be necessary or appropriate to terminate the Company.

Article XII.
                                     GENERAL

12.1 Title to Company Property. All property owned by the Company, including, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more Persons.

12.2 Severability. Every provision of this Agreement is intended to be severable. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity will not affect the validity of the remainder of this Agreement.

12.3 Governing Law. This Agreement and rights and obligations of the parties hereto with respect to the subject matter hereof will be interpreted and enforced in accordance with, and governed exclusively by, the law of the State of Delaware, excluding the conflicts of law provisions thereof.

12.4 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors, heirs and assigns.

12.5 Waiver of Action for Partition. Each of the Members irrevocably waives during the term of the Company any right that he may have to maintain any action for partition with respect to any property of the Company.

12.6 Headings. The headings of the Articles, Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

12.7 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, with the same effect as if all parties had signed the same documents, each of which will be considered an original, but all such counterparts together will constitute but one and the same Agreement. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

12.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement and the exhibits hereto supersede all prior written and all prior and contemporaneous oral agreements, understandings, negotiations and representations between the parties with respect to such subject matter.

12.9 Amendment. Except in the case of a modification of Exhibit A to be made by the Managing Member as expressly contemplated by the terms of this Agreement, including Section 5.2, this Agreement may be amended only by an instrument in writing signed by all of the Members. Promptly following any amendment to this Agreement (including any modification to Exhibit A by the Managing Member), the Managing Member shall provide a true and complete copy thereof to each other Member.

12.10 Securities Law Matters. The Members agree and acknowledge that their Membership Interests are being acquired by them for investment purposes only and not with a view to any sale thereof; that they have had adequate opportunity to obtain from representatives of the Company and others all information necessary for purposes of evaluating the merits and risks of holding a Membership Interest; that they are able to bear the economic risk of holding their Membership Interests hereunder for an indefinite period; that the Membership Interests are illiquid assets and that there is no market in which to effectuate a resale thereof or any portion thereof; and that, in any event, the resale of their Membership Interests cannot be effectuated except pursuant to compliance with the registration requirements under the Securities Act or an exemption therefrom.

12.11 Notices.

(a) Each notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and delivered in person or by first class United States mail, postage prepaid, to the party to whom addressed or by any nationally known overnight courier service to the address specified on Exhibit A or to such other address as the party may advise the Executive Committee, the Managing Member and the other Members as its address for notice hereunder.

(b) All notices shall be deemed given upon the earlier to occur of: (i) the date of actual receipt; (ii) the date of refusal of delivery; and (iii) (A) as to hand delivery, the date of delivery, (B) as to overnight courier service, the date following the deposit with the overnight courier service, and (C) as to the US Mails, three business days after depositing in the US Mails.

12.12 Construction. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditors of the Company or other third parties.

12.13 Arbitration.

(a) Any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach hereof, shall be resolved by binding arbitration in New York, New York, pursuant to the Commercial Arbitration Rules for Large Complex Commercial Disputes ("Rules") of the American Arbitration Association ("AAA"). The arbitration tribunal shall consist of a sole neutral arbitrator appointed by the AAA pursuant to the Rules. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in any court having jurisdiction over the party or its property against which enforcement of the award is sought. Except as set forth in Section 12.13(b), the expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence and counsel's fees, except that in the discretion of the arbitrator, any award may include the cost of a party's counsel if the arbitrator expressly determines that the party against whom such award is entered has caused the dispute, controversy or claim to be submitted to arbitration as a dilatory tactic.

(b) If the Executive Committee Members appointed by either the Class A Members or the Class B Members, respectively, unilaterally take any action pursuant to clause (i) or (iii) of the proviso to the first sentence of Section 4.1(a), and the subject of such action is subsequently resolved in arbitration conducted pursuant to Section 12.13(a), then:

               (i) if the award resulting from such arbitration is in favor of the Member or its Affiliate against which the Company took action, then the Members that appointed the Executive Committee Members who approved such action shall reimburse the Company and the other party or parties to such arbitration for all costs and expenses incurred thereby in the conduct of such arbitration (including without limitation attorneys' fees); or

               (ii) if the award resulting from such  arbitration is in favor of the Company, then the party or parties to the arbitration adverse to the Company shall reimburse the Company and the Members that appointed the Executive Committee Members who approved such action for all costs and expenses incurred thereby in the conduct of such arbitration (including without limitation attorneys' fees).

12.14 Waiver. No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance by such other Member of its obligations under this Agreement shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Member of the same or any other obligation of such other Member under this Agreement. Failure on the part of any Member to complain of any act or failure to act of any other Member or to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights under this Agreement.

12.15 Confidentiality. Each Member shall hold, and shall cause its Affiliates to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, the contents of this Agreement and any reports, financial statements, budgets or other information delivered to any Member pursuant to Section 10.2 ("Confidential Information), except to the extent that such Confidential Information has been or has become
(i) generally available to the public other than as a result of disclosure by any party hereunder or an Affiliate of a party, (ii) available to the public on a non-confidential basis from a source other than an Affiliate of a party entitled to the protection offered hereby, or (iii) required to be disclosed under applicable law or stock exchange rules; provided, however, the applicable Member shall use, and shall cause their Affiliates to use, commercially reasonable efforts to give the other Members prior notice of any such disclosure in sufficient time to enable each other Member to protect any such information. However, nothing contained in this Section shall preclude the disclosure of Confidential Information, on the condition that it remain confidential, to auditors, attorneys, lenders, financial advisors and other Persons in connection with the performance of their duties as delegated or requested by any Member hereof.

12.16 Public Announcement. The Members shall consult with each other before issuing any press release relating to the Company or the Company Subsidiaries and shall not issue any such press release or make any such public statement without the prior consent of the other Members, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a Member may, without the prior consent of the other Members, issue such press release or make such public statement as may, upon the advice of counsel, be required by applicable law if it has used all reasonable efforts to consult with the other Members.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.



                              CLASS A MEMBER
                              --------------

                              CCE ACQUISITION, LLC



                                               By: /s/Thomas F. Karam
                                                   ------------------
                                               Name: Thomas F. Karam
                                               Title: President & COO





                              CLASS B MEMBER
                              --------------

                              EFS-PA, LLC
                              By:  Aircraft Services Corporation, its Manager



                                               By: /s/Colleen P. Harkness
                                                   ----------------------
                                               Name: Colleen P. Harkness
                                               Title: Vice President




                                    EXHIBIT A

                                     Members

     -------------------------- --------------------- ---------------- ----------------- ------------------
          Class A Members         Acquisition Date        Class A          Class B           Aggregate
                                      Capital           Percentage        Percentage        Percentage
                                    Contribution         Interest          Interest          Interest
     -------------------------- --------------------- ---------------- ----------------- ------------------
     -------------------------- --------------------- ---------------- ----------------- ------------------

     CCE ACQUISITION, LLC           $590,500,000           100%              N/A                50%
     Address:
     One PEI Center
     Wilkes-Barre,
     Pennsylvania  18711
     -------------------------- --------------------- ---------------- ----------------- ------------------
     -------------------------- --------------------- ---------------- ----------------- ------------------

     -------------------------- --------------------- ---------------- ----------------- ------------------
     -------------------------- --------------------- ---------------- ----------------- ------------------
          Class B Members             Capital             Class A          Class B           Aggregate
                                  Contribution at       Percentage        Percentage        Percentage
                                   Equity Closing        Interest          Interest          Interest
     -------------------------- --------------------- ---------------- ----------------- ------------------
     -------------------------- --------------------- ---------------- ----------------- ------------------
     EFS-PA, LLC                    $590,500,000            N/A              100%               50%
     Address:
     120 Long Ridge Road
     Stamford, Connecticut
     06927
     Attention:  Portfolio
     Manager
     -------------------------- --------------------- ---------------- ----------------- ------------------
     -------------------------- --------------------- ---------------- ----------------- ------------------

                                    EXHIBIT B

                             Prohibited Transferees



         1._______American International Group, Inc.

         2._______Duke Energy Corporation

         3._______Kinder Morgan, Inc.

                                    EXHIBIT C

                        Administrative Services Agreement

STM/283853.6


                       Table of Contents

                                                                            Page




Article I.        DEFINITIONS......................................2

         1.1      Defined Terms....................................2

         1.2      Interpretative Matters..........................18

Article II.       ORGANIZATIONAL MATTERS..........................19

         2.1      Formation.......................................19

         2.2      Name............................................19

         2.3      Principal Place of Business.....................19

         2.4      Registered Office and Agent.....................19

         2.5      Term............................................19

Article III.      BUSINESS OF THE COMPANY.........................19

         3.1      Purpose.........................................20

Article IV.       MANAGEMENT OF COMPANY...........................20

         4.1      Executive Committee.............................20

         4.2      Actions Requiring Executive Committee Approval..22

         4.3      Management of the Company.......................24

         4.4      Member Rights and Obligations...................25

         4.5      Limitation of Liability.........................27

         4.6      Indemnification.................................27

Article V.        CONTRIBUTIONS...................................27

         5.1      Capital Contributions...........................27

         5.2      No Right to Interest or Return of Capital.......29

         5.3      No Third Party Rights...........................29

Article VI.       DISTRIBUTIONS...................................29

         6.1      Cash Flow.......................................29

         6.2      Amounts Withheld for Taxes......................29

         6.3      Minimum Distribution for Taxes..................29

Article VII.      ALLOCATIONS.....................................30

         7.1      Book Allocations................................30

         7.2      Tax Allocations.................................33

         7.3      Transferred Interests...........................33

         7.4      Section 754 Election............................34

         7.5      Tax Matters Member..............................34

Article VIII.     TRANSFER/ADMISSION MATTERS......................35

         8.1      Transfer Restrictions...........................35

         8.2      Class A Member Transfers........................35

         8.3      Class B Member Transfers........................36

         8.4      Right of First Offer............................36

         8.5      Class A Call Options............................37

         8.6      Class B Call Options............................38

         8.7      EFS Put Option..................................40

         8.8      EFS Drag-Along Right............................42

         8.9      Transfer Requirements...........................42

         8.10     Admission of a Member...........................43

         8.11     Cooperation by Members..........................43

Article IX.       REGISTRATION RIGHTS.............................44

         9.1      Demand Registration Rights......................44

         9.2      Corporate Conversion............................45

Article X.        BOOKS AND RECORDS; BANK ACCOUNTS................45

         10.1     Books and Records...............................45

         10.2     Reporting Requirements..........................46

         10.3     Bank Accounts...................................46

Article XI.       DISSOLUTION AND LIQUIDATION.....................47

         11.1     Dissolution.....................................47

         11.2     Distribution on Dissolution.....................47

         11.3     Cancellation of Certificate.....................47

Article XII.      GENERAL.........................................48

         12.1     Title to Company Property.......................48

         12.2     Severability....................................48

         12.3     Governing Law...................................48

         12.4     Successors and Assigns..........................48

         12.5     Waiver of Action for Partition..................48

         12.6     Headings........................................48

         12.7     Counterparts; Facsimile.........................48

         12.8     Entire Agreement................................48

         12.9     Amendment.......................................49

         12.10    Securities Law Matters..........................49

         12.11    Notices.........................................49

         12.12    Construction....................................49

         12.13    Arbitration.....................................49

         12.14    Waiver..........................................50

         12.15    Confidentiality.................................50

         12.16    Public Announcement.............................51

EXHIBIT A         ................................................53

Members           ................................................53

EXHIBIT B         ................................................54

Prohibited Transferees............................................54

EXHIBIT C         ................................................55

Administrative Services Agreement.................................55